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                                                               EXHIBIT 99.(c)(1)

                                DEVON ASSOCIATES

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                             PARTNERSHIP AGREEMENT
                            -----------------------


                 This Partnership Agreement (this "Agreement") of Devon Associates (the "Company"), a general partnership organized pursuant to the laws of the State of New York, is entered into and shall be effective as of February 13, 1996 (the "Effective Date") by and between Cayuga Associates L.P., a Delaware limited partnership ("Cayuga"), and Fleetwood Corp., a Delaware corporation ("Fleetwood"). As used in this Agreement, the term "Members" shall mean the partners of the Company from time to time. Initially, Cayuga and Fleetwood shall be the only Members; however, any Person may cease to be a Member and any Person may become a Member, in either case as provided in this Agreement.


                                   ARTICLE I.
                 DEFINITIONS AND REPRESENTATIONS AND WARRANTIES

                  Section 1.01 Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

                 "Affiliate" means, as to any Person, (i) any other Person (and the immediate family members of such Person) that controls, is controlled by, or is under common control with the first Person; and (ii) if the first Person is a natural person, the immediate family members of that Person.

                 "Associate" has the meaning specified in Rule 12b-2 under the Exchange Act.

                 A Person shall be deemed to "Beneficially Own" (and to be the "Beneficial Owner" and have "Beneficial Ownership" of) any security if (i) such Person "beneficially owns" such security within the meaning of Rule 13d-3 under the Exchange Act or (ii) such Person has any direct or indirect economic interest in such security.

                 "Business Day" has the meaning specified in Rule 14d-1 under the Exchange Act.

                 "Buy/Sell Closing" has the meaning specified in Section 7.05(b)(iv).

                 "Buy/Sell Notice" means a Cayuga Buy/Sell Notice or a Fleetwood Buy/Sell Notice, as the case may be.

                 "Buy/Sell Notice Date" means the date on which a Fleetwood Buy/Sell Notice or a Cayuga Buy/Sell Notice, as the case may be, is received by the Noticed Member.

                 "Buy/Sell Price" has the meaning specified in the terms Cayuga Buy/Sell Notice and Fleetwood Buy/Sell Notice.
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                 "Buy/Sell Purchase Price" means, with respect to any sale of
Interests, Member Units and Member Loans by a Member Group pursuant to a Buy/Sell Notice, the sum of (i) product of (a) the amount of Interests being sold by such Member Group times (b) the Buy/Sell Price, plus (ii) the product of (x) the number of Member Units being sold by such Member Group times (y) the Imputed Unit Price, plus (iii) the principal amount of Member Loans being sold by such Member Group together with accrued interest on such Member Loans through the Buy/Sell Closing.

                 "Buy/Sell Right" means the right of a Member Group to give a Buy/Sell Notice.

                 "Buy/Sell Trigger" means any of the events described in
Section 7.05(b)(i), each of which gives the specified Member Groups a Buy/Sell Right upon the occurrence (and during the continuation) of such Buy/Sell Trigger.

                 "Cayuga Buy/Sell Notice" means a notice that the Cayuga Group has elected to exercise its Buy/Sell Right pursuant to and as provided in
Section 7.05, which notice shall contain and constitute an irrevocable offer by Cayuga, on behalf of the Cayuga Group, to either (i) purchase all Interests, all Member Units and all Member Loans Beneficially Owned by the Icahn Group, or
(ii) sell to Fleetwood all Interests, all Member Units and all Member Loans Beneficially Owned by the Cayuga Group, in either case for the same cash price for each percentage point of Interests (the "Buy/Sell Price") specified by Cayuga in such notice, for the Imputed Unit Price per Member Unit and for the principal amount of such Member Loans together with accrued interest thereon through the Buy/Sell Closing.

                 "Cayuga Group" means, collectively, (i) Cayuga and its respective Affiliates, (ii) each Person who shall be a general or limited partner in Cayuga and each of their respective Affiliates and (iii) each Person who is a direct or indirect transferee of any Cayuga Interests.

                 "Cayuga Member" means each Person who is both a member of the Cayuga Group and a Member.

                 "Cayuga Interests" means the Interests originally issued to Cayuga and any other Interests subsequently acquired by Cayuga or any of its Affiliates.

                 "Cayuga Transfer Notice" means a written notice given by Cayuga to Fleetwood indicating that a member of the Cayuga Group intends to make a transfer pursuant to Section 7.05(a)(ii), which notice shall specify in detail the terms and conditions (including the proposed transferee) of the proposed transfer.

                 "Closing Date" means each date on which an Offer expires pursuant to its terms and the Company accepts for payment, and thereby purchases, Units validly tendered and not withdrawn pursuant to the Offer.

                 "Commenced" means the commencement of a Tender Offer, as determined under Rule 14d-2 of the Exchange Act or, if such Tender Offer is not subject to Section 14(d) of the Exchange Act, as determined in good faith by the Manager.





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                 "Commission" means the United States Securities and Exchange
Commission.

                 "Company Units" means all Units acquired by the Company pursuant to a Tender Offer by the Company or in a Negotiated Purchase.

                 "Competing Offer" means a Tender Offer for Units which (i) is Commenced prior to the expiration of the Offer by a Person that is not an Affiliate of any Member and (ii) has a cash purchase price per Unit that is at least 5% greater than the purchase price per Unit of the Offer on the date such Competing Offer is Commenced; provided, however, that a Tender Offer for Units which satisfies the criteria set forth in clauses (i) and (ii) nonetheless will not constitute a Competing Offer if, on the date such Tender Offer is Commenced, 15% or more of the outstanding Units have been validly tendered and not withdrawn pursuant to the Offer; provided, however, that if the purchase price of the Competing Offer is increased prior to the termination of the Offer,then such price increase shall be deemed to constitute the Commencement of a new Competing Offer for purposes of Section 4.02.

                 "Effect a Redemption" has the meaning specified in Section
10.14.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Extraordinary Transaction" means any of (i) a liquidation of a Partnership, (ii) a sale of all or substantially all of a Partnership's assets, (iii) a merger, consolidation, business combination, "roll-up" or other similar transaction involving a Partnership, including without limitation any such transaction to be achieved in whole or in part by means of an exchange offer, or (iv) any other transaction, including but not limited to a termination of all or substantially all of the license agreements with Hampton Inns, which will result in a material structural change in a Partnership or its assets outside the ordinary course of business.

                 "Fleetwood Buy/Sell Notice" means a notice that the Icahn Group has elected to exercise its Buy/Sell Right pursuant to and as provided in
Section 7.05, which notice shall contain and constitute an irrevocable offer by Fleetwood, on behalf of the Icahn Group, to either (i) purchase all Interests, all Member Units and all Member Loans Beneficially Owned by the Cayuga Group, or (ii) sell to Cayuga all Interests, all Member Units and all Member Loans Beneficially Owned by the Icahn Group, in either case for the same cash price for each percentage point of Interests (the "Buy/Sell Price") specified by Fleetwood in such notice, for the Imputed Unit Price per Member Unit and for the principal amount of such Member Loans together with accrued interest thereon through the Buy/Sell Closing. In order to be effective such notice must be accompanied by evidence, reasonably satisfactory to the Cayuga Group, that
(i) Fleetwood has, and will continue to maintain, the Required Net Worth or
(ii) Fleetwood's obligations under Section 7.05(b) are guaranteed by an entity which has, and will continue to maintain, the Required Net Worth.

                 "Fleetwood Member" means each Person who is both a member of the Icahn Group and a Member.





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                 "Fleetwood Interests" means the Interests originally issued to
Fleetwood and any other Interests subsequently acquired by Fleetwood or any of its Affiliates.

                 "Fleetwood Transfer Notice" means a written notice given by Fleetwood to Cayuga indicating that a member of the Fleetwood Group intends to make a transfer pursuant to Section 7.05(a)(ii), which notice shall specify in detail the terms and conditions (including the proposed transferee) of the proposed transfer.


                 "Follow-up Offer" means a Tender Offer for Units made by the Company in response to a Competing Offer in accordance with the provisions of
Section 4.03(a)(i); provided that the terms and conditions (other than the purchase price, which shall be determined by the Manager in its sole discretion) of the Follow-up Offer shall be reasonable and customary under the circumstances.

                 "Follow-up Offer Notice" means a written notice from the Company to the Members notifying them that the Company intends to make a Follow-up Offer, which notice shall set forth the material terms and conditions of the Follow- up Offer.

                 "Future Hostile Offer" means a Tender Offer for Units which
(i) is Commenced after the expiration of the Offer by a Person that is not an Affiliate of any Member and (ii) has a purchase price per Unit that is at least 35% of Net Asset Value; provided, however, that if the purchase price of the Future Hostile Offer is increased prior to the Commencement of a Responsive Offer or a Qualifying Offer, then such price increase shall be deemed to constitute the Commencement of a new Future Hostile Offer for purposes of
Section 4.03.

                 "General Partner" means Montgomery Realty Company-85, a California general partnership, which is the general partner of Growth Hotel Investors and the managing general partner of Growth Hotel Investors II as of the Effective Date.

                 "GP Exercise Notice" means a written notice to Cayuga and NPI from Fleetwood that Fleetwood has elected to exercise the GP Transfer Option. In order to be effective such notice must be accompanied by evidence, reasonably satisfactory to the Cayuga Group, that (i) Fleetwood has, and will continue to maintain, the Required Net Worth or (ii) Fleetwood's obligations under Section 7.05(b) are guaranteed by an entity with the Required Net Worth.

                 "GP Interest" means, collectively, the general partner interest in each Partnership held by the General Partner and any GP Units.

                 "GP Purchase Price" means an amount in cash equal to: the sum of (i) the Imputed Unit Price multiplied by the number of GP Units owned by the General Partner on the date of the GP Transfer Closing plus (ii) 175% of the gross property management fees paid by the Partnership to all parties (other than Hampton Inns, Inc. or one of its Affiliates) during the Partnerships' most recently ended fiscal year preceding the Buy/Sell Closing with respect to properties owned by the Partnerships and not sold or under contract for sale as of the date of





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the GP Transfer Closing.  The GP Purchase Price shall be computed and certified by the Partnership's independent public accountants.

                 "GP Stock" means 100% of the issued and outstanding capital stock of NPI Realty Management Corp., a Florida corporation and the co-general partner with Fox Realty Investors, a California general partnership, in the General Partner.

                 "GP Transfer Closing" has the meaning specified in Section 7.05(b)(v).

                 "GP Transfer Option" means the option, exercisable by Fleetwood from and after the date (if ever) on which (i) Cayuga notifies (or is deemed to have notified) Fleetwood pursuant to Section 7.05(b)(iii)(1) or (2) that the Cayuga Group has elected to sell its Interests and Member Units pursuant to a Fleetwood Buy/Sell Notice or (ii) any member of the Cayuga Group has sold Interests or Member Units at a Buy/Sell Closing, to purchase the GP Stock for the GP Purchase Price and in accordance with the provisions of
Section 7.05(b)(v).

                 "GP Units" means all Units owned of record by the General Partner on the date hereof.

                 "Group" means a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act.

                 "Icahn" means Carl C. Icahn, an individual.

                 "Icahn Group" means, collectively, (i) Icahn, Fleetwood and their respective Affiliates and (ii) each Person who is a direct or indirect transferee of any Fleetwood Interests.

                 "Insignia" means Insignia Financial Group, Inc., a Delaware corporation.

                 "Imputed Unit Price" means, in connection with any buy/sell transaction, an amount in cash equal to the quotient of (A) the sum of (i) the product of (a) the Buy/Sell Price times (b) one hundred percent of the Interests plus (ii) all liabilities of the Company as of the Buy/Sell Notice Date, minus (iii) all assets of the Company (other than the Company Units) as of the Buy/Sell Notice Date, divided by (B) the total number of Company Units as of the Buy/Sell Notice Date.

                 "Institutional Debt" means the indebtedness of the Company for borrowed money due to PWRES and its successors and assigns.

                 "Interests" means the percentage of beneficial interests in the profits and losses of the Company owned by the Members.

                 "Limited Partner" means a limited partner of a Partnership.

                 "Manager" has the meaning specified in Article VI.





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                 "Member Group" means the Cayuga Group or the Icahn Group, as the case may be.

                 "Member Loans" has the meaning specified in Section 9.03(a).

                 "Member Units" means, with respect to any Member, all Units Beneficially Owned by such Member, any Member of such Member's Member Group or any Affiliate of any of the foregoing persons, other than (i) Company Units and
(ii) GP Units.

                 "NPI" means National Property Investors, Inc., a Delaware corporation.

                 "Negotiated Purchase" means a purchase of Units by the Company in a negotiated transaction.

                 "Net Asset Value" means, at any given time, the liquidation value per Unit as determined by the Manager and set forth in the Offer Documents for purposes of making an Offer.

                 "Noticed Group" means the Member Group of which the Noticed Member is a member.

                 "Noticed Member" means, as applicable, (i) Cayuga, if it has received a Fleetwood Buy/Sell Notice, or (ii) Fleetwood, if it has received a Cayuga Buy/Sell Notice.

                 "Offer" means Tender Offers for Units to be made by the Company pursuant to Section 4.02, as such Tender Offers may be amended and supplemented from time to time.

                 "Offer Documents" means all documents relating to a Tender Offer which are required to be filed with the Commission, including but not limited to the Offer to Purchase and any supplements and amendments thereto, and any press releases related thereto.

                 "Offering Group" means the Member Group of which the Offering Member is a member.

                 "Offering Member" means, as applicable, (i) Cayuga, if it has exercised its Buy/Sell Right and delivered a Cayuga Buy/Sell Notice to Fleetwood pursuant thereto, or (ii) Fleetwood, if it has exercised its Buy/Sell Right and delivered a Fleetwood Buy/Sell Notice to Cayuga pursuant thereto.

                 "Partnership" means either Growth Hotel Investors, a California limited partnership, or Growth Hotel Investors II, a California limited partnership, as the context may require.

                 "Partnership Agreement" means the Agreement of Limited Partnership of a Partnership, as in effect on the Effective Date and as the same may be amended from time to time after the Effective Date.





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                 "Person" means any natural person or any corporation,
partnership, venture, association or other entity.

                 "PWRES" means PaineWebber Real Estate Securities Inc.

                 "Qualified Purchase" means a purchase of Units by a Member or Members in a negotiated transaction permitted to be made pursuant to Section 4.03(b)(iii), 4.03(b)(iv) or 4.03(b)(v), provided that the following conditions are satisfied:

                          (i) the Qualified Purchase may only be made on terms and conditions that are the same in all material respects as the terms and conditions of the proposed Negotiated Purchase set forth in the Unrestricted Purchase Notice or the Restricted Purchase Notice, as the case may be, that resulted in the right to make a Qualified Purchase (except that the purchase price per Unit may be greater than that stated in the Unrestricted Purchase Notice); and

                          (ii) prior to making the Qualified Purchase, the Member or Members making the Qualified Purchase agree in writing with the Company for the benefit of the other Members
                 (a) to register any Units purchased pursuant to such Qualified Purchase on the books of the Partnership in the record name of the Company, as nominee for such Member or Members, and (b) that any Units so purchased by such Member or Members pursuant to such Qualified Purchase and registered in the record name of the Company shall be voted as provided in Section 4.07 and shall be subject to the buy/sell provisions of Section 7.05(b).

                 "Qualifying Offer" means a Tender Offer for Units by a Member or Members permitted to be made pursuant to Section 4.03(a), provided that the following conditions are satisfied:

                          (i) the Member or Members making the Qualifying Offer agree in writing with the Company for the benefit of the other Members prior to the Commencement of the Qualifying Offer (a) to register any Units purchased pursuant to such Qualifying Offer on the books of the Partnership in the record name of the Company, as nominee for such Member or Members, and (b) that any Units so purchased by such Member or Members pursuant to such Qualifying Offer and registered in the record name of the Company shall be voted as provided in Section 4.07 and shall be subject to the buy/sell provisions of Section 7.05(b); and

                          (ii) the Member or Members making the Qualifying Offer adequately disclose, in a manner reasonably acceptable to counsel to the other Members, the agreements described in clause (i) above and the effects thereof in the tender offer documents relating to such Qualifying Offer sent to the Limited Partners and filed with the Commission (if required to be filed). Counsel to the other Members must provide its or their comments to such disclosure within 24 hours after the receipt thereof.





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                 "Redemption Amount" means (A) the aggregate amount of
contributions to the Company's capital made pursuant to this Agreement in respect of Interests being redeemed, less any amounts paid by the Company to Members by way of distributions in respect of such Interests, plus (B) the product of (i) the number of Member Units being purchased, times (ii) 80.0% of Net Asset Value. Anything in this Agreement to the contrary notwithstanding, upon the election to Effect a Redemption with respect to any Member (the "Redeemed Member"), the remaining Members shall provide for the release to the Redeemed Member (or members of such Member's Member Group) of the collateral (other than Member Units) with respect to which the Redeemed Member has granted a security interest to PWRES pursuant to Section 9.03(c).

                 "Required Net Worth" means total assets (excluding goodwill) less total liabilities of not less than $10 million.

                 "Responsive Offer" means a Tender Offer for Units made by the Company in response to a Future Hostile Offer in accordance with the provisions of Section 4.03(a)(ii), provided that the terms and conditions (other than the purchase price, which shall be in the sole discretion of the Manager) of the Responsive Offer shall be reasonable and customary under the circumstances.

                 "Responsive Offer Notice" means a written notice from the Company to the Members notifying them that the Company intends to make a Responsive Offer, which notice shall set forth the material terms and conditions of the Responsive Offer.

                 "Restricted Purchase Notice" means a written notice from Cayuga to Fleetwood or from Fleetwood to Cayuga, as the case may be, proposing that the Company make a Negotiated Purchase that does not satisfy the criteria set forth in clauses (1) and (2) of Section 4.03(b)(i), which notice must set forth all of the material terms and conditions of the proposed Negotiated Purchase, including without limitation the proposed number of Units to be purchased and the proposed purchase price per Unit.

                 "Tender Offer" means a tender offer that is subject to Section 14(e) of the Exchange Act.

                 "Terms" means the following terms and conditions of a Tender
Offer: (i) the purchase price, (ii) the minimum and maximum number of Units to be tendered for, (iii) the expiration date, and (iv) the conditions to the Offer.

                 "Third Party" means, as to any Person, another Person that is not an Affiliate or an Associate of the first Person.

                 "Third Party Proposal" means a proposal by a Person which is a Third Party as to each Member Group to cause the Partnership to engage in an Extraordinary Transaction.

                 "Third Party Proposal Trigger" means the distribution by a Third Party to Limited Partners of proxy and/or consent solicitation materials relating to a Third Party Proposal, if and only if within five Business Days of the date such proxy and/or consent solicitation materials are





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first received by any member of the Cayuga Group, Cayuga does not notify
Fleetwood that Cayuga objects to the Third Party Proposal.

                 "Units" means units of limited partnership interest in a Partnership.

                 "Unrestricted Purchase Notice" means a written notice from Fleetwood to the Company proposing that the Company make a Negotiated Purchase that satisfies the criteria set forth in clauses (1) and (2) of Section 4.03(b)(i), which notice must set forth all of the material terms and conditions of the proposed Negotiated Purchase, including without limitation the proposed number of Units to be purchased and the proposed purchase price per Unit.

                  Section 1.02 Representations and Warranties of Cayuga. Cayuga hereby represents and warrants to the Company and Fleetwood as follows:

                 (a) The Cayuga Group Beneficially owns no Units as of the Effective Date. Partners in the Cayuga Group Beneficially Own Member Units consisting of 1,076 Units of Growth Hotel Investors and Member Units consisting of 2,941 Units of Growth Hotel Investors II as of the Effective Date. The General Partner does not own any Units of record.

                 (b)      [Intentionally omitted].

                 (c) None of the Partnership's contracts or other transactions with any member of the Cayuga Group is, and any such contract or other transaction entered into during the term of this Agreement will not be, prohibited by a Partnership Agreement.

                 (d) For purposes of Section 3(c)(1) of the Investment Company Act of 1940, as amended, as of the Effective Date, no more than 45 Persons shall be deemed to "own" (within the meaning of Section 3(c)(1)) Interests by reason of the Cayuga Group's ownership of Interests.

                 (e) Each Partnership's contracts with any member of the Cayuga Group is, and any such contract entered into during the term of this Agreement will be, terminable by such Partnership without premium or penalty upon 60 days' prior notice.

                 (f) Cayuga has obtained, prior to the Effective Date, an amendment to the partnership agreement of the General Partner which grants to NPI Realty Management Corp. all rights as managing general partner of the General Partner to conduct the affairs of the General Partner and each Partnership.

                  Section 1.03 Representations and Warranties of Fleetwood. Fleetwood hereby represents and warrants to the Company and Cayuga as follows:

                 (a) The Icahn Group Beneficially owns Member Units consisting of 15 Units of Growth Hotel Investors and Member Units consisting of 55 Units of Growth Hotel Investors II as of the Effective Date.





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                 (b)      For purposes of Section 3(c)(1) of the Investment
Company Act of 1940, as amended, as of the Effective Date, no more than 45 Persons shall be deemed to "own" (within the meaning of Section 3(c)(1)) Interests by reason of the Icahn Group's ownership of Interests.


                                  ARTICLE II.
                                    OFFICES

                  Section 2.01 Office. The office of the Company shall be established and maintained at 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753.

                  Section 2.02 Other Offices. The Company may have other offices, either within or without the State of New York, at such place or places as the managing member (the "Manager") of the Company may from time to time appoint or the business of the Company may require.


                                  ARTICLE III.
                                    PURPOSE

                  Section 3.01 Purpose. The Company was formed for the purpose of engaging in any lawful act or activity for which general partnerships may be organized under laws of the State of New York. While this Agreement is in effect, the sole and exclusive purposes of the Company shall be to acquire (including without limitation pursuant to an Offer), and thereafter to hold for investment and ultimately dispose of, or otherwise realize the value of, Units, and to conduct any other activities necessary or incidental to such purposes including without limitation exercising any and all voting and other rights appurtenant to the ownership of such Units.


                                  ARTICLE IV.
                        STANDSTILL AND OFFER PROVISIONS

                  Section 4.01    Standstill Provisions.

                 (a) Subject to Sections 4.01(d) and 4.01(e) below and except as provided in Section 4.03, no member of the Cayuga Group or the Icahn Group shall (i) commence a Tender Offer for Units or (ii) purchase, buy, acquire or otherwise become or seek to become the Beneficial Owner of Units (or any other interest in the Partnership), in each case other than pursuant to the Offer; provided, however, that the foregoing shall not prohibit (x) the acquisition of Beneficial Ownership of Units by any member of the Cayuga Group or the Icahn Group as a result of any acquisition of Units by the Company or,
(y) the acquisition by any member of the Cayuga Group or the Icahn Group of the capital stock of or any other interest in any other member of the Cayuga Group or the Icahn Group or (z) the Purchase by the Company from Cayuga of 1 Unit in each Partnership at a price of $705 for the Unit in Growth Hotel Investors





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and $750 for the Unit in Growth Hotel Investors II which purchase is being consummated simultaneously with the execution and delivery of this Agreement.

                 (b) Except as provided in Section 4.01(c) and in Section 4.07, any Member may, on behalf of the Company, exercise the Company's rights as a Limited Partner with respect to the Company Units and any Member Units registered in the name of the Company as nominee for such Member, including without limitation the Company's rights to access the books and records of the Partnership; provided, however, that no member of the Icahn Group may call or initiate a Limited Partner meeting or consent solicitation; and further provided that (i) from and after the date of a Buy/Sell Closing in which the Cayuga Group sells its Interests and Member Units to Fleetwood (or its designee), and so long as an Affiliate of NPI continues to be the General Partner, the participation by such Affiliate of NPI in any activity with respect to the Partnership (whether referred to in this Section 4.01(b) or otherwise) shall be limited to activities of the General Partner required under a Partnership Agreement or by the fiduciary obligations of such entity, and
(ii) from and after the date of the GP Transfer Closing, such Affiliate of NPI shall also be prohibited from calling or initiating a Limited Partner meeting or consent solicitation and from engaging in any other activity with respect to a Partnership.

                 (c) No member of the Cayuga Group or the Icahn Group, singly or as part of a Group, directly or indirectly, through one or more intermediaries or otherwise, may: (i) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 of the Exchange Act) with respect to the Partnership; (ii) initiate, propose or otherwise solicit Limited Partners for the approval of one or more proposals with respect to a Partnership; or (iii) instigate or encourage any Limited Partner or other Third Party to do any of the foregoing; provided, however, that until a Buy/Sell Closing occurs, this Section 4.01(c) shall not apply to members of the Cayuga Group with respect to the matters set forth in clauses (i)-(iii) of Section 4.07(b); and further provided that (x) from and after the date of a Buy/Sell Closing in which the Cayuga Group sells its Interests and Member Units to Fleetwood (or its designee), and so long as an Affiliate of NPI continues to be the General Partner, the participation by such Affiliate of NPI in any activity with respect to a Partnership (whether referred to in this Section 4.01(c) or otherwise) shall be limited to activities required under the Partnership Agreement or by the fiduciary obligations of such entity, and (y) from and after the date of the GP Transfer Closing, such Affiliate of NPI shall also be prohibited from participating in any activity referred to in this Section 4.01(c) and from engaging in any other activity with respect to a Partnership.

                 (d) If at any time the only remaining Members are all members of the same Member Group, then the provisions of this Section 4.01 and
Section 4.03(a)(vi) shall no longer apply to the members of such Member Group or to any Person who thereafter becomes a Member.

                 (e) Notwithstanding anything in this Agreement to the contrary, no Person shall be deemed to have violated this Section 4.01(a) in the event that such Person acquires Beneficial Ownership of Units representing a de minimis amount of the total outstanding Units pursuant to a transaction in which such Person acquires an interest in another entity; provided that (i) the purpose of such transaction is not to acquire Units or otherwise circumvent the intent





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
of this Agreement, and (ii) if such acquisition occurs while such Person or any of its Affiliates is a member of a Member Group, then promptly after such acquisition such Person shall register such Units on the books of the Partnership in the record name of the Company, as nominee for such Person, and such Units shall constitute Member Units for purposes of this Agreement.

                 (f) It is understood and agreed that except as provided in Section 4.02(a), the obligations of the Members (and any Person who becomes a Member) and the members of their respective Member Groups under the provisions of this Section 4.01 shall survive (i) termination or modification of this Agreement, (ii) termination (by sale, assignment, redemption or otherwise) of any Member's Beneficial Ownership of Interests, (iii) termination or dissolution of the Company, and (iv) termination of such Person as a Member.

                  Section 4.02    The Offer.

                 (a) The Offer shall initially be made upon the Terms mutually agreed upon by the Members. The Members acknowledge that they have agreed to the Terms contained in the draft dated February 13, 1996 of the Offer Documents. If the Members are unable to agree on any additional Terms of the Offer within 20 days of the Effective Date, then, notwithstanding any other provision of this Agreement to the contrary, the provisions of Section 4.01 shall be void and of no effect, and the Manager shall liquidate and dissolve the Company as soon as practicable. All terms and conditions other than the Terms of the Offer (including any supplements and amendments thereto) shall be determined by the Manager, provided that such other terms and conditions must be reasonable and customary under the circumstances. Each Member shall provide all information reasonably requested by the Company to complete the Offer Documents and consummate the Offer. Immediately following the Closing Date, the Company shall take all actions as are necessary for it to be admitted to the Partnership as a substitute Limited Partner as to all of the Units purchased pursuant to the Offer.

                 (b) Except as provided in Section 4.02(c) below, any amendment to the Terms of the Offer after the Offer has been Commenced must be approved by all Members; provided, however, that only the Manager need approve any extension of the expiration date of the Offer which, in the opinion of legal counsel to the Company in connection with the Offer, (i) is required by the Exchange Act and the rules and regulations thereunder or by the Commission or (ii) is otherwise advisable under the circumstances.

                 (c) If a Competing Offer has been Commenced, then the Manager may, in its sole discretion, increase the purchase price of the Offer from time to time; provided, however, that the purchase price of the Offer may not be increased to an amount that is greater than 110% of the purchase price of the Competing Offer at the time of any such increase. If the purchase price of the Offer is to be increased pursuant to this Section 4.02(c), then, within two Business Days of the receipt by Fleetwood of notice of a Competing Offer, Fleetwood, on behalf of all Fleetwood Members, shall elect whether or not to fund the Fleetwood Members' pro rata share of the Offer Call amount to be specified in a properly issued Capital Call Notice. If Fleetwood shall elect not to so fund, the Company shall be required to Effect a Redemption with respect to the Icahn Group.

                 (d) If (i) a Competing Offer has been Commenced, (ii) Fleetwood (on behalf of all Fleetwood Members) proposes in writing to Cayuga (on behalf of all Cayuga Members) to increase the purchase price of the Offer to a price that is at least equal to, but not greater than 110% of, the purchase price of the Competing Offer, and (iii) Cayuga does not agree within two Business Days after Fleetwood's request to increase the purchase price of the Offer, then the Company shall continue to make the Offer on unchanged terms and Fleetwood may elect within two Business Days following the expiration of the two Business Day period referred to in the foregoing clause (iii) to require the Company to Effect a Redemption in respect of the Icahn Group, in which case all members of the Icahn Group will continue to be subject to the provisions of Section 4.01. If Cayuga agrees to the increase in the purchase price of the Offer proposed by Fleetwood within such two Business day period, then the Manager shall take such action as is reasonably necessary to amend the Offer and effect such price increase.

                 (e) The Herman Group, Inc. will be retained to act as depositary (the "Depositary") for each Offer on such terms as the Manager in its sole discretion shall determine. In addition, the Depositary will be reimbursed for its reasonable out-of-pocket expenses incurred in connection with each Offer.

                 Section 4.03 Future Purchases of Units by the Company and Members.

                 (a)      Tender Offers.

                          (i) If a Competing Offer has been Commenced and if within 48 hours of the Closing Date the Manager determines that the Company should make a Follow-up Offer, then (1) within 48 hours of the Closing Date the Company shall provide Fleetwood with a Follow-up Offer Notice, and (2) within three Business Days after the Closing Date the Company shall Commence a Follow-up Offer; provided, however, that if the Competing Offer is withdrawn prior to the Commencement of the Follow-up Offer, then the Company shall not Commence a Follow-up Offer. If the Company makes a Follow-up Offer in accordance with the preceding sentence, then, by written notice to the Company given on or prior to the second Business Day following the date of receipt by Fleetwood of a notice relating to such Follow-up Offer and specifying the purchase price to be paid, Fleetwood, on behalf of all Fleetwood Members, shall elect whether or not to fund the Fleetwood Members' pro rata share of the Offer Call amount to be specified in a properly issued Capital Call Notice. If Fleetwood shall elect not to so fund, the Company shall be required to Effect a Redemption with respect to the Icahn Group. Immediately following the date on which the Company accepts for payment Units validly tendered pursuant to the Follow-up Offer, the Company shall take all actions as are necessary for it to be admitted to the Partnership as a substitute Limited Partner with respect to all such Units accepted for payment.

                          (ii) If a Future Hostile Offer is Commenced and if within five Business Days of the date on which the Future Hostile Offer is Commenced the Manager determines that the Company should make a Responsive Offer, then (1) within such five Business Day period the Company shall issue a press release (which may omit information relating to the number of Units to be tendered for, the purchase price of the Responsive Offer and any other information counsel to the Company deems necessary in order to prevent the issuance of such press release from constituting the Commencement of a Tender Offer under Rule 14d- 2 of the Exchange Act) announcing the Company's intention to make a Responsive Offer, (2) within two Business Days following the issuance of such press release the Company shall provide Fleetwood with a Responsive Offer Notice, and (3) the Company shall Commence a Responsive Offer within ten Business Days of the date on which the Future Hostile Offer is Commenced; provided, however, that if the Future Hostile Offer is withdrawn prior to the Commencement of the Responsive Offer, then the Company shall not Commence a Responsive Offer. If the Company makes a Responsive Offer, then, by written notice to the Company given on or prior to the next Business Day following the date of receipt by Fleetwood of a notice relating to such Responsive Offer and specifying the purchase price to be paid, Fleetwood, on behalf of all Fleetwood Members, shall elect whether or not to fund the Fleetwood Members' pro rata share of the Offer Call amount to be specified in a properly issued Capital Call Notice. If Fleetwood shall elect not to fund then (i) if such Responsive Offer has a purchase price per Unit equal to or less then 80% of Net Asset Value, the Company shall be required to Effect a Redemption with respect to the Icahn Group or (ii) if such Responsive Offer has a purchase price per Unit greater than 80% of Net Asset Value, the Company shall not proceed with a Responsive Offer and the Cayuga Group shall be permitted to Commence a Qualifying Offer prior to the withdrawal or expiration of the Future Hostile Offer or within fifteen Business Days of the date on which the Future Hostile Offer is Commenced (but prior to the withdrawal of such Future Hostile Offers). Immediately following the date on which the Company accepts for payment Units validly tendered pursuant to the Responsive Offer, the Company shall take all actions as are necessary for it to be admitted to the Partnership as a substitute Limited Partner with respect to all such Units accepted for payment.

                          (iii) If (1) the Company does not provide Fleetwood with a Follow-up Offer Notice within the 48 hour period referred to in Section 4.03(a)(i)(1), (2) the Company does not Commence a Follow-up Offer within three Business Days after the Closing Date (other than as a result of the fact that the Competing Offer was withdrawn), (3) the Company does not issue a press release announcing the Company's intention to make a Responsive Offer within five Business Days following the date on which a Future Hostile Offer is Commenced, or (4) the Company does not Commence a Responsive Offer (other than as a result of the fact that the Future Hostile Offer was withdrawn within ten Business Days of the date on which a Future Hostile Offer is Commenced), then, in any such case, the Company shall not make a Follow-up Offer or a Responsive Offer, as the case may be, and the Fleetwood Members shall be permitted to Commence a Qualifying Offer prior to the withdrawal or expiration of the Competing Offer or within fifteen Business Days of the date on which the Future Hostile Offer is Commenced (but prior to the withdrawal of such Future Hostile Offer), as the case may be; provided, however, that if clause
                 (2) or clause (4) gives rise to the
                 right to make a Qualifying Offer, then the Cayuga Members also shall be permitted to make a Qualifying Offer if the reason that the Company did not Commence a Follow-up Offer within two Business Days after the Closing Date or a Responsive Offer within ten Business Days after the Commencement of the Future Hostile Offer, as the case may be, was outside the control of the Company, the Manager, and any member of the Cayuga Group. The Company shall promptly provide a Member who makes a Qualifying Offer with all information relating to the Company reasonably requested by such Member in connection with such Qualifying Offer.

                          (iv) Immediately following the date on which the Member or Members making a Qualifying Offer accepts for payment Units validly tendered pursuant to such Qualifying Offer, the Company shall take all actions as are necessary for it to be admitted to the Partnership as a substitute Limited Partner with respect to all Units purchased by such Member or Members (and registered in the record name of the Company) pursuant to the Qualifying Offer.

                          (v) The Company shall take all action reasonably necessary to ensure that any distribution received by the Company in respect of any Units purchased pursuant to a Qualifying Offer and registered in the record name of the Company as a result of a Qualifying Offer is received by the Member or Members for whom the Company is the nominee with respect to such Units as promptly as practicable after receipt thereof by the Company.

                          (vi) The Company and the Members covenant and agree that other than as provided in (i), (ii) and (iii) above, none of the Company, the Members or any of their respective Affiliates may Commence a Tender Offer for Units after the expiration of the Offer.

                 (b)      Negotiated Purchases.

                          (i) Without the consent of Fleetwood, the Company may make a Negotiated Purchase provided each of the following conditions are met:

                                  (1) the number of Units purchased by the Company in the Negotiated Purchase, together with all other Units purchased by the Company in prior Negotiated Purchases, does not exceed 10% of the total number of Units purchased by the Company pursuant to the Offer and any subsequent Tender Offer for Units by the Company; and

                                  (2)      the price per Unit paid by the
                          Company in the Negotiated Purchase does not exceed 80.0% of the Net Asset Value.

                          (ii) The Company may make a Negotiated Purchase that does not satisfy the criteria set forth in clauses (1) and (2) of (i) above if Fleetwood consents to such Negotiated Purchase.

                          (iii) If Fleetwood provides an Unrestricted Purchase Notice to the Company and the Manager does not consent to the proposed Negotiated Purchase that is the subject of the Unrestricted Purchase Notice within three days of the date the Unrestricted Purchase Notice is received, then the Fleetwood Members shall be permitted to make a Qualified Purchase. The Company shall take all action reasonably necessary to ensure that any distribution received by the Company in respect of any Units registered in the record name of the Company pursuant to this Section 4.03(b)(iii) is received by the Fleetwood Members for whom the Company is the nominee with respect to such Units as promptly as practicable after receipt thereof by the Company.

                          (iv) If Fleetwood provides a Restricted Purchase Notice to Cayuga and Cayuga does not consent in writing to the proposed Negotiated Purchase by the Company that is the subject of the Restricted Purchase Notice within three days of the date the Purchase Notice is received, then the Fleetwood Members shall be permitted to make a Qualified Purchase. The Company shall take all action reasonably necessary to ensure that any distribution received by the Company in respect of any Units registered in the record name of the Company pursuant to this Section 4.03(b)(iv) is received by the Fleetwood Member or Fleetwood Members for whom the Company is the nominee with respect to such Units as promptly as practicable after receipt thereof by the Company.

                          (v) If Cayuga provides a Restricted Purchase Notice to Fleetwood and Fleetwood does not consent in writing to the proposed Negotiated Purchase by the Company that is the subject of the Restricted Purchase Notice within three days of the date the Purchase Notice is received, then the Cayuga Members shall be permitted to make a Qualified Purchase. The Company shall take all action reasonably necessary to ensure that any distribution received by the Company in respect of any Units registered in the record name of the Company pursuant to this Section 4.03(b)(v) is received by the Cayuga Member or Cayuga Members for whom the Company is the nominee with respect to such Units as promptly as practicable after receipt thereof by the Company.

                 Section 4.04 Members' Review of Offer Documents. Each Member shall have the right to review in a timely manner all of the Offer Documents and to comment upon the Offer Documents, which comments shall be given due consideration by the Manager. If a Fleetwood Member requests that the Manager modify or add disclosure in the Offer Documents relating to such Fleetwood Member and the Manager does not modify or add such disclosure as requested, then the indemnity obligations of such Fleetwood Member under
Article VIII of this Agreement shall not apply to any loss, claim, damage or liability that results from the Manager's failure to make such requested modification or addition.

                  Section 4.05 Public Announcements. Subject to the requirements of applicable law, rule, regulation or order, no Member shall make any public announcement with respect to the Offer or any of the transactions or events incidental to the commencement, continuance or consummation of the Offer without the prior written consent of the other Members, which consent shall not be unreasonably withheld or delayed, provided that, to the extent disclosure is required by law, rule, regulation or order, each Member shall use reasonable efforts, consistent with its legal obligations, to submit the form of proposed disclosure to the other Members and permit the other Members a reasonable opportunity to comment thereon prior to publication.

                  Section 4.06    Litigation.

                 (a) All litigation which in any way arises out of or relates to the Offer or any other purchase of Units by the Company, whether pursuant to a Tender Offer or in a Negotiated Purchase, shall be exclusively controlled by the Manager, including the selection of counsel for the Company and the Members (which counsel shall be reasonably acceptable to all Members), and all costs and expenses related to that litigation, including costs of settlement, shall be paid by the Company; provided, however, that any Member or member of the Cayuga Group or the Icahn Group may retain its own counsel at its own expense and, if such Member or member so elects, may be represented by its own counsel in any such litigation and may control any aspect of such litigation relating solely to such Member or member of the Cayuga Group and its Affiliates (other than the Company) or the Icahn Group and its Affiliates (other than the Company), as the case may be. The foregoing provisions shall apply notwithstanding that the defendants in the litigation are Persons other than the Company or its Members. Under no circumstances will the Manager or the Company agree to any settlement of litigation unless as part of that settlement each Member and all of their respective members or Affiliates named as defendants receive unconditional releases of liability relating to the allegations in the complaint in such litigation.

                 (b) If within 10 days after being advised of the terms of any litigation settlement Fleetwood objects to the settlement and the Manager declines to modify the terms of that settlement in a manner reasonably acceptable to Fleetwood, then Fleetwood may elect to require the Company to Effect a Redemption with respect to the Icahn Group, and the Company and the remaining Members will be fully responsible for all costs and liability associated with the litigation, except only for costs and liabilities for which the Fleetwood Members are required to furnish indemnity under Section 8.03.

                  Section 4.07    Voting of Partnership Units.

                 (a)      Subject to the provisions of Section 4.07(b) below,
(i) the Company Units shall be voted (or waivers or written consents in respect thereof shall be executed) by the Company as directed by the Members in proportion to their respective interests in the Company, and (ii) the Member Units shall be voted (or waivers or written consents in respect thereof shall be executed) as directed by the Person or Persons for whom the Company is the nominee with respect to such Units.

                 (b)      Subject to the provisions of Section
7.05(b)(v)(4)(C), until a Buy/Sell Closing occurs, and unless Cayuga is in material default hereunder, the Company Units and the Member Units shall be voted as directed by the Manager:

                          (i) on any proposal to remove the General Partner or any proposal that in any way adversely alters the rights, authority or obligations of the General

                 Partner, or to reduce any compensation payable to the General Partner or Affiliate of Cayuga;

                          (ii) on any proposal to cause the Partnership to engage in an Extraordinary Transaction; provided, however, that if such proposal is a Third Party Proposal or is proposed by a general partner of the Partnership (other than the General Partner) and such proposal does not result in a Buy/Sell Trigger exercisable by Fleetwood on behalf of the Icahn Group, then the Company Units shall be voted against the Third Party Proposal or such proposal by a general partner and Cayuga shall, and shall cause its Affiliates (other than the General Partner) to, take such action as is reasonably necessary under the circumstances to defeat such Third Party Proposal or such proposal by a general partner; and

                          (iii) on any proposal made by the General Partner of the Partnership.


                                   ARTICLE V.
                                    MEMBERS

                  Section 5.01 Place of Meetings. Meetings of the Members of the Company shall be held at such place, either within or without the State of New York, as may from time to time be designated by the Manager and stated in a notice of meeting or in a duly executed waiver of notice thereof.

                  Section 5.02 Annual Meeting. An annual meeting of the Members of the Company for the election of the Manager and for the transaction of such other business as may properly come before the meeting shall be held annually at such time as may be designated by the Manager and stated in the notice of meeting or waiver of notice thereof.

                  Section 5.03 Special Meetings. Special meetings of the Members, to be held for such purpose or purposes as may be specified in the notice of meeting, may be called by the Manager or by any Member.

                  Section 5.04    Notice of Meetings; Waiver.

                 (a) Written notice of the date, hour, place and purpose or purposes of every meeting of Members shall be delivered as provided in
Section 10.9 by the Manager (in the case of an annual meeting) or by the Member calling the meeting (in the case of a special meeting), or by such person as the foregoing may designate to perform this duty, not more than 60 days nor less than five days before the meeting, to each Member of record entitled to vote at such meeting.

                 (b) Notwithstanding the provisions of Section 5.04(a), each person who is entitled to notice of any meeting of Members shall be deemed to have waived such notice if the Member attends such meeting in person or by proxy, or if the Member, before or after the meeting, submits a signed waiver of such notice to the Company. When a meeting of Members is adjourned to another time and place, unless the Manager after the adjournment shall fix a new record date for such adjourned meeting or the adjournment is for more than 30 days, notice of such adjourned meeting need not be given if the time and place to which such meeting has been adjourned was announced at the meeting at which the adjournment was taken.

                  Section 5.05 Quorum. Unless otherwise required by law, the presence in person or represented by proxy, of all of the Members thereat shall be necessary to constitute a quorum for the transaction of business at any meeting of Members. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy may adjourn such meeting from time to time until a quorum is present thereat. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.


                  Section 5.06    Voting; Proxies.

                 (a) Each Member shall be entitled to one vote for each percentage point of Interests held in its name according to the membership interest ledger of the Company and may vote either in person or by proxy with respect to any matter submitted to a vote of the Members. Every proxy must be in writing and executed by the Member or by his duly authorized attorney-in-fact, in which case the Company may request the delivery of the original power of attorney as a condition of honoring such proxy. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives written notice to the contrary from any one of such persons. No proxy shall be valid after a period of three years from the date thereof unless otherwise provided in such proxy.

                 (b) The following actions shall require the unanimous approval of all Members: (i) authorization and sales of additional Interests or other rights or interests in the Company; and (ii) amendments to this Agreement. In addition, all other actions not specifically contemplated by this Agreement to be taken by the Manager or the Company shall require the unanimous approval of all Members, and no Member (other than Cayuga acting in its capacity as Manager pursuant to the express terms of this Agreement) shall have the authority to or shall take any action on behalf of the Company without the written approval of all Members. Unless demanded by a Member present in person or represented by proxy at any meeting of the Members, the vote thereat may be by voice vote and need not be by ballot. Upon a demand by any such Member for a vote by ballot on any question, or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the Member voting, or by his proxy as such if there be such proxy, and it shall show the number of Interests voted by such Member or proxy.

                  Section 5.07 Consent of Members in Lieu of Meeting. Any action permitted or required to be taken by vote at any meeting of the Members may be taken without a meeting upon the receipt by the Company of the written consent of all Members entitled to vote thereon; provided, that such written consent shall set forth the action so consented to.

                  Section 5.08 Continuation on Withdrawal of a Member. The Company's existence will automatically terminate 90 days following the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any event which terminates the continued membership of a Member in the Company (each, a "Withdrawal"), unless there are at least two remaining Members and the remaining Members agree to continue the Company by unanimous written consent within 90 days after the Withdrawal of a Member. In order to permit the continuation of the Company's existence in the event only one Member would otherwise be remaining, Interests may be transferred immediately to any Person approved by such remaining Member so that there are two Members to make the election contemplated in the preceding sentence. In the event of a Withdrawal of a Member, other than a Withdrawal resulting from a transfer of Interests permitted by Section 7.05, the Company may elect to Effect a Redemption with respect to the Member Group of which such Member is a member.


                                  ARTICLE VI.
                                    MANAGER

                  Section 6.01      Number and Powers.

                 (a) There shall be only one Manager of the Company, and the affairs of the Company shall be managed by the Manager to the limited extent specifically contemplated in this Agreement. The Members hereby agree that the initial Manager shall be Cayuga.

                 (b)      The Manager shall hold office until the expiration of
his term and the election and qualification of his successor.   The powers of
the Manager shall be limited to those contemplated by this Agreement.

                  Section 6.02 Election and Qualifications. So long as any member of the Cayuga Group Beneficially Owns any Interests and subject to clause (ii) of the second sentence of Section 6.04, the Manager shall be elected by Cayuga; thereafter the Manager shall be elected by 100% of the votes cast at a meeting of the Members duly called and held. Except as provided in
Section 6.01 and this Section 6.02, the Manager shall be elected at the Annual Meeting of Members to hold office until the next Annual Meeting of Members and until his successor has been elected and shall have qualified.

                  Section 6.03 Vacancies. Any vacancy in the position of Manager, whether caused by resignation, death, disqualification, or removal of the Manager or otherwise, may be filled as provided in the first sentence of
Section 6.02.

                  Section 6.04 Resignation or Removal. The Manager may resign at any time and such resignation shall take effect upon receipt thereof by the Members unless otherwise specified in the resignation. The Manager may be removed either (i) by vote of a majority of the Interests owned by Members entitled to elect or designate such Manager, with or without Cause, or (ii) by vote of 33 1/3% of the outstanding Interests for Cause. For purposes of this Agreement, "Cause" shall be defined as (i) fraud, dishonesty or willful misconduct, (ii) the commission of theft, embezzlement, obtaining funds or property under false pretenses, or similar acts of misconduct with respect to the property of the Company or its employees or (iii) conviction of a felony.

                  Section 6.05 Compensation. The Manager may receive compensation for services to the Company only to the extent approved by all Members or as otherwise set forth in this Agreement.


                                  ARTICLE VII.
          CONTRIBUTIONS OF CAPITAL; INTERESTS; TRANSFERS OF INTERESTS

                  Section 7.01 Contributions. Each Member shall contribute to the Company the amount of cash set forth on Schedule I to this Agreement (the "Initial Contribution") in exchange for the amount of Interests set forth opposite such Member's name on Schedule I. As set forth in Section 7.06, Members will be required from time to time to make additional capital contributions.

                  Section 7.02    [Intentionally Omitted]

                  Section 7.03    [Intentionally Omitted]

                  Section 7.04    [Intentionally Omitted]

                  Section 7.05    Transfers of Interests.

                 (a)      Voluntary Transfers.

                          (i)     Except as otherwise provided in this
                 Agreement, no Member and no transferee of a Member's Interests may directly or indirectly sell, assign, transfer, exchange, encumber or otherwise dispose of Beneficial Ownership of any Interests or any interest therein now held or hereafter acquired by a Member; provided, however, that (1) any Member may transfer all or any part of its Interests to another Member; (2) any Member may transfer Interests to another member of such Member's Member Group who agrees in a written amendment to this Agreement to become a Member and thus be bound by the provisions of this Agreement, provided that any such transfer does not result in a reduction in the indirect Beneficial Ownership by Icahn of the Fleetwood Interests or any reduction in the indirect Beneficial Ownership by the Cayuga Group (as defined in clause (i) and (ii) of the definition of the Cayuga Group) of the Cayuga Interests, and
                 (3) transfers of interests in an entity that Beneficially Owns Interests shall not constitute assignments or transfers of Interests in violation of this provision, provided that any such transfer does not result in a reduction in the indirect Beneficial Ownership by Icahn of the Fleetwood Interests or a reduction in the indirect Beneficial Ownership by the Cayuga Group (as defined in clause (i) and (ii) of the definition of the Cayuga Group) of the Cayuga Interests; and further provided that notwithstanding anything to the contrary in this Agreement, (x) no direct or indirect transfer of Interests by any Person shall be deemed to occur by reason of any direct or indirect transfer of the capital stock or other security of Insignia, including without limitation any transfer of the capital stock or other security of Insignia pursuant to a merger, consolidation or other extraordinary corporate transaction to which Insignia or any of its subsidiaries is a party, (y) it is expressly understood and agreed by the Members that nothing in this Agreement shall prohibit any Interests that are Beneficially Owned by a Member from being pledged to collateralize or otherwise support general corporate obligations of such Member or its Affiliates existing on the Effective Date or incurred during the term of this Agreement, in either case in the ordinary course of business, but that the foregoing shall not relieve any Member from its obligation to fully perform its undertakings in this Agreement and (z) no direct or indirect transfer by any Person shall be deemed to occur by reason of any transfer of any interest in an entity that Beneficially Owns Interests to partners, employees or Affiliates of Apollo Real Estate Advisors, L.P.

                        (ii) A transfer that would otherwise be prohibited by paragraph (i) of this Section 7.05(a) nonetheless may be effected by a member of the Cayuga Group if at least 16 but not more than 60 days prior to the date of such transfer Fleetwood receives a Cayuga Transfer Notice; provided, however, that if Fleetwood properly exercises its Buy/Sell Right in respect of such Cayuga Transfer Notice as provided in
                 Section 7.05(b), then such transfer may not be consummated until after the Buy/Sell Closing has occurred.

                       (iii) A transfer that would otherwise be prohibited by paragraph (i) of this Section 7.05(a) nonetheless may be effected by a member of the Icahn Group if at least 16 but not more than 60 days prior to the date of such transfer Cayuga receives a Fleetwood Transfer Notice; provided, however, that if Cayuga properly exercises its Buy/Sell Right in respect of such Fleetwood Transfer Notice as provided in Section 7.05(b), then such transfer may not be consummated until after the Buy/Sell Closing has occurred.

                 (b)      Buy/Sell Provisions.

                          (i) Buy/Sell Triggers. Each of the following events constitutes a Buy/Sell Trigger:

                                  (1)      the expiration of a 10-day period
                          following the filing by a Partnership with the Commission of each Annual Report on Form 10-K or 10-KSB, beginning six months after the filing (or deemed filing) of the Report for the Partnership's fiscal year ending in 1996; provided, however, that if for any reason the Partnership is not required to file an Annual Report on Form 10-K or 10-KSB with the Commission, then for purposes of this Buy/Sell Trigger the Company shall be deemed to have filed such Report on the 90th day following the last day of the applicable fiscal year of the Partnership; and further provided that if a Partnership is required to file an Annual Report with the Commission but does not timely file such Report (including any applicable extension under Rule 12b-25 under the Exchange Act), then for purposes of this Buy/Sell Trigger the Company shall be deemed to have filed such Report on the 105th day following the last day of the applicable fiscal year of the

                          Partnership (either party may exercise a Buy/Sell Right under this Section);

                                  (2)      the giving of a notice (an
                          "Objection Notice") by Fleetwood to Cayuga to the effect that Fleetwood opposes (x) any proposal made by the General Partner or any member of the Cayuga Group that is to be submitted to a vote of the Limited Partners (whether such vote is to be taken at a meeting or by written consent) or (y) any Third Party Proposal or any proposal by a general partner of a Partnership (other than the General Partner) with respect to which the General Partner does not take a neutral position or recommend that Limited Partners vote against, which Objection Notice must be given by Fleetwood not later than the 15th day after Cayuga first gives Fleetwood written notice of the proposed vote (which written notice shall be given by Cayuga as promptly as practicable); provided, however, that no Buy/Sell Trigger shall be deemed to have occurred if, within 15 days after receipt by Cayuga of an Objection Notice from Fleetwood, the proposal that is the subject matter of the Objection Notice is withdrawn; and further provided that the giving of an Objection Notice shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf the Icahn Group;

                                  (3)      the expiration of a Responsive
                          Offer; provided, however, that the expiration of a Responsive Offer shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf of the Icahn Group;

                                  (4)      a Third Party Proposal Trigger;
                          provided, however, that a Third Party Proposal Trigger shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf of the Icahn Group;

                                  (5) the receipt by Fleetwood of a Cayuga Transfer Notice; provided, however, that the receipt by Fleetwood of a Cayuga Transfer Notice shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf of the Icahn Group;

                                  (6) the receipt by Cayuga of a Fleetwood Transfer Notice; provided, however, that the receipt by Cayuga of a Fleetwood Transfer Notice shall result in a Buy/Sell Right exercisable only by Cayuga on behalf of the Cayuga Group;

                                  (7) the occurrence of a material default by a Cayuga Member under this Agreement, which default continues uncured or unwaived for a period of 15 consecutive days; provided, however, that such default shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf the Icahn Group;

                                  (8) the occurrence of a material default by a Fleetwood Member under this Agreement, which default continues uncured or unwaived for a period of 15 consecutive days; provided, however, that such default shall result in a Buy/Sell Right exercisable only by Cayuga on behalf the Cayuga Group;

                                  (9)      the receipt by the Company of
                          written notice from the holder of the Institutional Debt advising the Company of the occurrence of any event of default which permits such holder to accelerate the payment of all indebtedness thereunder; provided, however, that such default shall result in a Buy/Sell Right exercisable by either Cayuga on behalf of the Cayuga Group or Fleetwood on behalf of the Icahn Group (A) unless such default relates to an act or omission of any member of the Cayuga Group, acting in any capacity, in which case the Buy/Sell Right may not be exercised by the Cayuga Group or (B) unless such default relates to an act or omission of any member of the Icahn Group, acting in any capacity, in which case the Buy/Sell Right may not be exercised by the Icahn Group;

                                  (10)     the termination of all license
                          agreements between the Partnerships and Hampton Inns, Inc.; provided, however, that such event shall result in a Buy/Sell Right exercisable only by Fleetwood on behalf of the Icahn Group.

                          (ii)    Buy/Sell Elections.

                                  (1)      Within 15 days after any Buy/Sell
                          Trigger that results in a Buy/Sell Right exercisable by Fleetwood, Fleetwood may exercise its Buy/Sell Right by delivering a Fleetwood Buy/Sell Notice to Cayuga; provided, however, that if the Company has purchased Units pursuant to a Responsive Offer or a Negotiated Purchase, or a Member or Members have purchased Units pursuant to a Qualified Purchase or a Qualifying Offer, in either case within the six-month period immediately preceding the date of any Buy/Sell Trigger and the number of Units purchased by the Company pursuant to the Responsive Offer or Negotiated Purchase exceeds 10% of the number of Units owned by the Company immediately prior to the expiration of the Responsive Offer or the closing of the Negotiated Purchase, or the number of Units purchased by the Member or Members pursuant to a Qualified Purchase or a Qualifying Offer exceeds 10% of the number of Units owned by such Member or Members immediately prior to the closing of the Qualified Purchase or the Qualifying Offer, then for purposes of this paragraph the date of such Buy/Sell Trigger will deemed to be the date that is 186 days following the date on which Units are paid for by the Company pursuant to the Responsive Offer or the Negotiated Purchase or paid for by the Member or Members pursuant to the Qualified Purchase or the Qualifying Offer.

                                  (2)      Within 15 days after any Buy/Sell
                          Trigger that results in a Buy/Sell Right exercisable by Cayuga, Cayuga may exercise its Buy/Sell

                          Right by delivering a Cayuga Buy/Sell Notice to Fleetwood; provided, however, that if the Company has purchased Units pursuant to a Responsive Offer or a Negotiated Purchase, or a Member or Members have purchased Units pursuant to a Qualified Purchase or a Qualifying Offer, in either case, within the six-month period immediately preceding the date of any Buy/Sell Trigger and the number of Units purchased by the Company pursuant to the Responsive Offer or Negotiated Purchase exceeds 10% of the number of Units owned by the Company immediately prior to the expiration of the Responsive Offer or the closing of the Negotiated Purchase, or the number of Units purchased by the Member or Members pursuant to a Qualified Purchase or a Qualifying Offer exceeds 10% of the number of Units owned by such Member or Members immediately prior to the closing of the Qualified Purchase or the Qualifying Offer, then for purposes of this paragraph the date of such Buy/Sell Trigger will deemed to be the date that is 186 days following the date on which Units are paid for by the Company pursuant to the Responsive Offer or the Negotiated Purchase or paid for by the Member or Members pursuant to the Qualified Purchase or the Qualifying Offer.

                                  (3)      Notwithstanding the foregoing,
                          Cayuga shall not be entitled to give a Cayuga Buy/Sell Notice if Cayuga has already received a Fleetwood Buy/Sell Notice, and Fleetwood shall not be entitled to give a Fleetwood Buy/Sell Notice if Fleetwood has already received an Cayuga Buy/Sell Notice.

                                  (4) If a Buy/Sell Notice is not received within the applicable 15-day period specified above following a particular Buy/Sell Trigger, then no Buy/Sell Right shall be exercisable in respect of such Buy/Sell Trigger.

                          (iii)   Buy/Sell Process.

                                  (1)      Not later than the 15th day after
                          the Buy/Sell Notice Date (the "Response Date"), the Noticed Member shall irrevocably notify the Offering Member in writing whether the Noticed Member (A) has elected to buy the Interest, Member Units and Member Loans Beneficially Owned by each member of the Offering Group pursuant to the Buy/Sell Notice, or
                          (B) has elected, on behalf of each member of the Noticed Group, to sell the Interests, Members Units and Member Loans Beneficially Owned by each member of the Noticed Group pursuant to the Buy/Sell Notice; provided, however, that the Icahn Group may not elect to buy Interests, Member Units or Member Loans unless, in the case it is the Noticed Member, the notice given by it pursuant to this Section (1) is accompanied by evidence, reasonably satisfactory to the Cayuga Group, that (i) Fleetwood has, and will continue to maintain, the Required Net Worth or (ii) Fleetwood's obligations under Section 7.05(b) are guaranteed by an entity which has, and will continue to maintain, the Required Net Worth.

                                  (2)      If the Noticed Member fails to give
                          that notice by the Response Date, the Noticed Member will be deemed to have elected, on behalf of each member of the Noticed Group, to sell the Interests, Member Units and Member Loans Beneficially Owned by each member of the Noticed Group.

                                  (3)      If the Noticed Member gives (or is
                          deemed to have given) notice to the Offering Member that the Noticed Group has elected to sell the Interests, Member Units and Member Loans pursuant to
                          (1) or (2) above, then the Offering Member shall be obligated to purchase from each member of the Noticed Group (and each member of the Noticed Group shall be obligated to sell to the Offering Member) (a) all Interests Beneficially Owned by each member of the Noticed Group at a price for each percentage point of Interests equal to the Buy/Sell Price and all Member Units with respect to which the Company is the nominee for each such member of the Noticed Group at a price per Member Unit equal to the Imputed Unit Price and (b) all Member Loans held by each Member of the Noticed Group at a price equal to the principal amount of such Member Loans together with accrued interest on such Member Loans through the Buy/Sell Closing.

                                  (4)      If the Noticed Member gives notice
                          to the Offering Member that the Noticed Group has elected to buy Interests, Member Units and Member Loans pursuant to (1) above, then each member of the Offering Group shall be obligated to sell to the Noticed Member (and the Noticed Member shall be obligated to purchase from each member of the Offering Group), (a) all Interests Beneficially Owned by each such member of the Offering Group at a price for each percentage point of Interests equal to the Buy/Sell Price and all Member Units with respect to which the Company is the nominee for each such member of the Noticed Group at a price per Member Unit equal to the Imputed Unit Price and (b) all Member Loans held by each Member of the Offering Group at a price equal to the principal amount of such Loans together with accrued interest on such Member Loans through the Buy/Sell Closing.

                          (iv) Buy/Sell Closings. The closing (a "Buy/Sell Closing") of any sale or sales of Interests and Member Units required by the exercise of a Member's Buy/Sell Right shall take place at the principal offices of the Company at 10:00 a.m., local time, on the first Business Day which is 45 days after the Buy/Sell Notice Date (or such earlier Business Day as the buyer of Interests, Member Units and Member Loans specifies on not less than two Business Days prior written notice to the seller(s) or such later Business Day as the buyer and the seller(s) shall mutually agree to). At the Buy/Sell Closing, the seller(s) will execute and deliver such documents as may be required by the buyer to evidence the sale and transfer of the seller's(s') entire Interests in the Company, Member Units and Member Loans, to be sold free and clear of all liens and encumbrances whatsoever (other than the Institutional Debt), the buyer will pay the Buy/Sell

                 Purchase Price in immediately available funds and the buyer will provide for the release to the seller of collateral (other than Member Units) with respect to which the seller has granted a security interest to PWRES pursuant to Section 9.03(c). In addition, each Person selling or purchasing Interests and/or Member Units and/or Member Loans at the Buy/Sell Closing shall execute and deliver an instrument acknowledging, representing and warranting to the other parties that such Person (a) made its purchase or sale decision on a fully informed basis, (b) had full access to the books and records of the Company and the Partnership prior to making its decision, (c) had ample opportunity to ask questions of the management of the Company and the Partnership prior to making its decision and received satisfactory answers to those questions, and (d) did not rely on any representation of any other Person in making its decision.

                          (v)     GP Transfer Provisions.

                                  (1)      Once a Buy/Sell Notice has been
                          received by either Cayuga or Fleetwood, Cayuga and NPI will not, and will not cause or permit any Member of the Cayuga Group to, take any action, or fail to take any reasonable action, intended to alter adversely the rights, authority or obligations of the General Partner in any way. After a Buy/Sell Closing in which the members of the Cayuga Group are sellers, upon written request from Fleetwood, NPI shall cause the GP Interest to continue to be held by the General Partner so that, if Fleetwood so elects, NPI may transfer or cause to be transferred to Fleetwood or its designee the GP Stock at the GP Transfer Closing.

                                  (2)      If Cayuga notifies (or is deemed to
                          have notified) Fleetwood that the Cayuga Group has elected to sell Interests, Member Units and Member Loans pursuant to Section 7.05(b)(iii)(1) or (2) or if any member of the Cayuga Group is a seller at the Buy/Sell Closing, then from and after the date of such notice (or deemed notice) or Buy/Sell Closing Fleetwood may exercise the GP Transfer Option by delivering a GP Exercise Notice to Cayuga and NPI.

                                  (3)      The closing of the GP Transfer (the
                          "GP Transfer Closing") shall take place at the principal offices of NPI at 10:00 a.m., local time, on the first Business Day which is 45 days after the receipt by Cayuga and NPI of the GP Exercise Notice, in the event that the Debt Requirement (as defined below) is not applicable, otherwise the GP Transfer Closing will take place as soon as practicable after the Debt Requirement is satisfied, waived by Fleetwood or otherwise eliminated; provided, however, that if Fleetwood delivers the GP Exercise Notice to Cayuga and NPI at least 20 days prior to the Buy/Sell Closing pursuant to Section 7.05(b)(iv) and if the Debt Requirement is not applicable, then the GP Transfer Closing shall take place simultaneously with the Buy/Sell Closing. At the GP Transfer Closing, NPI or its Affiliate will execute and deliver such documents as may be required by Fleetwood to evidence the sale and transfer of NPI's or its Affiliate's entire interest in the GP Stock to Fleetwood or its designee, to be sold free and clear of all liens and encumbrances whatsoever (other than the Institutional Debt), and Fleetwood will pay the GP Purchase Price to NPI or its designee in immediately available funds. In addition, each Person who is a party to the GP Transfer transaction shall execute and deliver an instrument acknowledging, representing and warranting to the other parties that such Person (a) made its purchase or sale decision on a fully informed basis,
                          (b) had full access to the books and records of the Company and the Partnership prior to making its decision, (c) had ample opportunity to ask questions of the management of the Partnership prior to making its decision and received satisfactory answers to those questions, and (d) did not rely on any representation of any other Person in making its decision. Also at the GP Transfer Closing, NPI and Fleetwood shall enter into an agreement by which:
                          (i) Fleetwood agrees to indemnify Cayuga and NPI and their respective controlling persons, partners, Affiliates, officers, directors and employees from and against any and all loss, liability or damage any of them may incur by reason of (x) findings that in light of the conduct of the General Partner following the GP Transfer Closing, the GP Transfer breached the fiduciary duties of NPI or any of its Affiliates or otherwise was unlawful or (y) the activities of the General Partner or the Partnership after the GP Transfer Closing; and (ii) subject to Section 10.07(b), NPI agrees to indemnify Fleetwood and its controlling persons, Affiliates, officers, directors and employees from and against any and all loss, liability or damage any of them may incur by reason of the activities of the General Partner or the Partnership before the GP Transfer Closing other than those maters for which NPI and its Affiliates are indemnified pursuant to Section 8.06.

                                  (4)      If the GP Transfer would result in
                          an acceleration of a material amount of a Partnership's mortgage or other debt obligations and/or the incurrence of prepayment premiums (a "Debt Requirement"), then:

                                           (A)  NPI will, and will cause its
                                           Affiliates to, use commercially
                                           reasonable efforts to facilitate the
                                           elimination or waiver of the Debt
                                           Requirement and, without limiting
                                           the generality of the foregoing,
                                           will (subject to its fiduciary
                                           obligations) vote all of the GP
                                           Units in a manner reasonably
                                           required to facilitate the GP
                                           Transfer.

                                           (B)  Until the GP Transfer Closing
                                           and except as otherwise provided
                                           above, the General Partner and its
                                           Affiliates will continue to perform
                                           the same functions and receive the
                                           same compensation for and from a
                                           Partnership as before the Closing
                                           and will take no action to diminish
                                           the rights and privileges of the
                                           General Partner.

                                           (C)  Until the GP Transfer Closing
                                           occurs, no member of the Icahn Group
                                           may, singly or as part of a Group,
                                           directly or indirectly, through one
                                           or more intermediaries or otherwise:

                                                (i)   make, or in any way
                                                participate in, directly or
                                                indirectly, any "solicitation"
                                                of "proxies" (as such terms are
                                                defined or used in Regulation
                                                14A under the Exchange Act) or
                                                become a "participant" in any
                                                "election contest" (as such
                                                terms are defined or used in
                                                Rule 14a-11 of the Exchange
                                                Act) with respect to a
                                                Partnership;

                                                (ii)  initiate, propose or
                                                otherwise solicit, directly or
                                                indirectly, Limited Partners
                                                for the approval of one or
                                                more proposals with respect
                                                to a Partnership; or

                                                (iii) instigate or encourage,
                                                directly or indirectly, any
                                                Limited Partner or other
                                                Third Party to do any of the
                                                foregoing;

                                           if in any such case the purpose or
                                           effect of such conduct is or is
                                           likely to be (1) to remove the
                                           General Partner without payment of
                                           the GP Purchase Price, (2) to in any
                                           way adversely alter the rights,
                                           authority or obligations of a
                                           general partner of a Partnership,
                                           (3) to reduce the rights, authority
                                           or obligations of a general partner
                                           of a Partnership, or (4) to reduce
                                           any compensation payable to, or
                                           increase the obligations of, any
                                           general partner of the Partnership
                                           or any Affiliate of the General
                                           Partner.

                                  (5)      From and after the date of the GP
                          Transfer Closing and so long as any member of the Icahn Group controls the General Partner, the General Partner shall not elect to defer any amount payable to the General Partner pursuant to Sections 9.4.2, 9.5.1, 11.2.3 or 11.3 of a Partnership Agreement, unless in the opinion of counsel to the General Partner the fiduciary duties of the General Partner require otherwise. Fleetwood agrees, subject to the terms of the immediately following paragraph, that without the written consent of NPI, Fleetwood will not, and it will not cause or permit any member of the Icahn Group to, amend Sections 9.4.2, 9.5.1,
                          11.2.3 or 11.3 of a Partnership Agreement in a manner adverse to the General Partner. Fleetwood also expressly acknowledges and agrees, subject to the terms of the immediately following paragraph, that in the event Sections 9.4.2, 9.5.1, 11.2.3 or 11.3 of a
                          Partnership Agreement is amended at any time after the GP Transfer Closing in a manner adverse to the General Partner, Fleetwood will nonetheless pay or cause to be paid to the General Partner an amount equal to 100% of any amount that would have been payable to the General Partner pursuant to Section 9.4.2, 9.5.1, 11.2.3 or
                          11.3 of a Partnership Agreement but for such amendment or amendments, such payments to be paid in immediately available funds within three Business Days following the mailing to the Limited Partners of any distributions pursuant to the Partnership Agreement.

                                  (6) If after the GP Transfer Closing the General Partner is removed by a vote (whether such vote is taken at a meeting or by written consent) of the Limited Partners in accordance with the terms of the Partnership Agreement, and provided that the General Partner actively opposes its removal in connection with any such vote, then from and after the effective date of such removal, the provisions of the immediately preceding paragraph shall cease to apply (unless and until any member of the Icahn Group shall again become, or otherwise gain control of, the general partner of a Partnership, in which case the provisions of the immediately preceding paragraph shall automatically be revived and apply to periods following the date of such occurrence), unless NPI can prove that the Limited Partners had Cause (as such term is defined in Section 6.04, except that for purposes of this paragraph the definition shall also be deemed to include the taking of (or failure to take) any action which constitutes a breach of the General Partner's fiduciary duties to the Partnership or the Limited Partners) to remove the General Partner. For purposes of determining the foregoing, unless the parties can mutually agree the parties shall submit the issue to binding arbitration for determination, which determination shall be final and binding on all parties for all purposes of this Agreement, with the losing party to pay all reasonable costs incurred by all relevant parties in connection with such arbitration proceeding.

                                  (7)      During the term of this Agreement,
                          except for a transfer to Fleetwood or its designee as contemplated herein, and except as may be required by the terms of the Institutional Debt, NPI will not, and will not cause or permit any of its Affiliates to, directly or indirectly, sell, convey, transfer, assign, pledge or hypothecate the GP Stock or the GP Interest to any Person, other than transfers of the GP Stock to an Affiliate who agrees in writing for the benefit of Fleetwood to remain an Affiliate of NPI; provided, however, that (i) no direct or indirect transfer of the GP Stock or the GP Interest by NPI or any of its Affiliates shall be deemed to occur by reason of any direct or indirect transfer of the capital stock or other security of NPI, including without limitation any transfer of the capital stock or other security of NPI pursuant to a merger, consolidation or other extraordinary corporate transaction to which NPI or any of its subsidiaries is a party, and (ii) it is expressly understood and agreed by the Members that the foregoing shall not prohibit the GP Stock or the GP Interest from being pledged by NPI or its Affiliates to collateralize or otherwise support general corporate obligations of NPI or its Affiliates existing on the Effective Date or incurred during the term of this Agreement, in either case in the ordinary course of business.

                 (c) Transfers by Operation of Law. In the event that a Member (i) declares its intention to file a voluntary petition under bankruptcy or insolvency law or files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Member's Interests, and such involuntary petition or assignment or attachment is not discharged within 30 days after the date thereof, or (iii) is subject to a transfer of its Interests by operation of law, then if such Member is a Fleetwood Member, Cayuga may elect to require the Company to Effect a Redemption with respect to the Icahn Group, and if such Member is an Cayuga Member, then Fleetwood may elect to require the Company to Effect a Redemption with respect to the Cayuga Group.

                 (d) Transfers in Violation of this Agreement. If any transfer of Interests or Member Units is made or attempted by any member of the Fleetwood Group contrary to the provisions of this Section 7.05, then Cayuga may elect to require the Company to Effect a Redemption with respect to the Icahn Group at any time before or after the transfer; and if any transfer of Interests or Member Units is made or attempted by any member of the Cayuga Group contrary to the provisions of this Section 7.05, then Fleetwood may elect to require the Company to Effect a Redemption with respect to the Cayuga Group at any time before or after the transfer. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance or injunctive relief, without proof of irreparable harm and without any need to post a bond.

                  Section 7.06 Capital Calls; Minimum Working Capital Reserve; Redemption of Interests of Defaulting Member.

                 (a) The Company may from time to time require Members to make additional contributions to the capital of the Company in amounts and at times the Company reasonably deems necessary, for the purposes of (i) funding the cost of purchasing Units accepted for purchase by the Company pursuant to the Offer, a Follow-up Offer, any Responsive Offer or any Negotiated Purchase (an "Offer Call"), and (ii) funding any other costs, expenses or liabilities (including litigation and settlement costs and indemnity obligations under this Agreement) of the Company (an "Operating Call") (x) which have been incurred and were permitted to be incurred under this Agreement, including but not limited to payments of principal and interest and other amounts required to be made pursuant to the terms of the Institutional Debt, or (y) which will be incurred within the six months following the date of the Capital Call Notice relating thereto and are permitted to be incurred under this Agreement, in the case of both (x) and (y) in connection with any redemption of Interests by the Company or any of the administrative activities contemplated by Section 10.02. Except as provided in the preceding sentence, the Company may not make a capital call for any other purpose without the consent of all Members. The amounts of such required additional contributions shall be specified in written notices (each a "Capital Call Notice") given to the Members. Each Capital Call Notice shall specify (i) the aggregate amount of capital required to be contributed by all Members; and (ii) each Member's pro rata share of that amount, which shall be the aggregate amount of additional capital so required multiplied by the percentage which represents the total amount of Interests owned of record by a Member; and (iii) a date (not less than two Business Days after the date of a Capital Call Notice relating to an Offer Call, or five Business Days in the case of a Capital Call Notice which relates solely to an Operating Call) by which each Member is to pay the required amount to the Company in immediately available funds. A Capital Call Notice in respect of the Offer Call shall not be sent more than five Business Days before the date the funds are anticipated to be disbursed by the Company. The Members hereby agree, upon receipt of an Offer Call, to make additional contributions to the capital of the Company up to a maximum of an additional $9,000,000 to fund costs incurred in connection with the Offer.

                 (b) The Members agree that the Company shall at all times maintain a working capital reserve (the "Reserve") of not less than $50,000 in cash. If at any time the amount of the Reserve shall fall below $50,000, then the Company shall (i) make an Operating Call in an amount necessary to restore the Reserve to $75,000 and (ii) send a Capital Call Notice to each Member in respect of such Operating Call. The Members shall be required to fund the Operating Call as set forth in Section 7.06(a).

                 (c) Subject to the provisions of Sections 4.02(c), 4.02(d), 4.03(a)(i), 4.03(a)(ii) and 4.06(b) (under which the Icahn Group is entitled to receive 100% of the Redemption Amount in the event Fleetwood elects to have the Company Effect a Redemption), (i) if a Fleetwood Member fails to make a capital contribution pursuant to a Capital Call Notice as and when required, then Cayuga may elect to require the Company to Effect a Redemption with respect to the Icahn Group, and (ii) if a Cayuga Member fails to make a capital contribution pursuant to a Capital Call Notice as and when required, then Fleetwood may elect to require the Company to Effect a Redemption with respect to the Cayuga Group.

                  Section 7.07 Qualification of Voters. The Manager may fix a time, not more than 60 nor less then five days prior to the date of any meeting of Members, or prior to the last day on which the consent or dissent of Members may be effectively expressed with respect to any action proposed to be taken without a meeting, as the time as of which Members entitled to notice of, and to vote at such a meeting, or whose consent or dissent is required or may be expressed with respect to any such action, as the case may be, shall be determined, and all persons who were holders of record of Interests at such time, and no others, shall be entitled to notice of, and to vote at such meeting, or to express their consent or dissent, as the case may be.

                  Section 7.08 Determination of Members of Record for Other Purposes. The Manager may fix a time, not less than ten days or more than sixty days preceding the date fixed for the payment of any dividend or for the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion, or exchange of Interests, as a record date for the determination of the Members entitled to receive any such dividend, distribution, rights or interests, and in such case only Members on record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interest.

                  Section 7.09 Membership Interest Ledger. The Company shall maintain a membership interest ledger which contains the name and address of each Member of the

Company and the amount of Interests which the Member holds. The membership interest ledger may be in written form or in any other form capable of producing copies for visual inspection. The original or duplicate of the membership interest ledger shall be kept at the offices of the Manager, within or without the State of New York, or, if none, at the principal executive office of the Company.

                  Section 7.10    [Intentionally Omitted]

                  Section 7.11 Distributions; Surplus. To the extent permitted by law and by the terms of the Institutional Debt, the Manager shall declare and make distributions out of the income, if any, of the Company at such time and in such amounts as, in its reasonable discretion, the Manager shall deem to be available after establishment or replenishment of reasonable working capital reserves; provided, however, that after (i) the Offer has expired, (ii) all litigation relating to the Offer has been resolved and (iii) all other costs and expenses of the Offer have been paid or duly provided for, the Manager shall declare and make distributions promptly after the receipt by the Company of any cash distributions made by the Partnership in respect of Company Units in the aggregate amount of such distributions received by the Company.


                                 ARTICLE VIII.
                                INDEMNIFICATION

                  Section 8.01    Indemnification of Managers, Officers and
Members.

                 (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a Manager or officer of the Company (an "Indemnitee") shall be indemnified and held harmless by the Company to the fullest extent authorized by the laws of the State of New York, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that no Indemnitee shall be entitled to indemnity under this paragraph for any expense, liability or loss resulting from conduct that is determined, by final judicial decision from which there is no further right to appeal, to constitute gross negligence or willful misconduct on the part of such Indemnitee. Notwithstanding the foregoing, indemnification under this Section 8.01(a) shall not be available to any Indemnitee in respect of any claim for which the Indemnitee or any of its Affiliates is required to furnish indemnification to the Company under any other provision of this Article VIII.

                 (b)      The right to indemnification conferred in Section
8.01 shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced (i) if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under the provisions of the laws of the State of New York or (ii) by reason of a final judicial determination contained in a nonappealable order, that such beneficiary is not entitled to be indemnified under this Section 8.01, whether by reason of the last sentence of Section 8.01(a) or otherwise.

                 (c) It is expressly understood and agreed by the Members that notwithstanding anything contained in this Agreement to the contrary, to the extent necessary to satisfy its indemnification obligations under this
Section 8.01, the Company may, upon ten days prior written notice to Fleetwood, sell or otherwise liquidate Company Units; provided, unless such sale or other liquidation of the Company Units is made at a price equal to or greater than the Net Asset Value, the Company may not sell or otherwise liquidate Company Units unless it has first made an Operating Call to fund such indemnification obligations.

                  Section 8.02 Indemnification by Cayuga. Cayuga shall indemnify and hold harmless the Company and its Members against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which the Company or any Member may become subject, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact contained in any of the Offer Documents, or the omission to state in the Offer Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such loss, claim, damage, liability or action is finally judicially determined in a nonappealable order to have arisen out of or to be based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by members of the Cayuga Group or their respective officers, employees or representatives for inclusion in the Offer Documents; or (ii) any breach or alleged breach by the General Partner of the Partnership, at any time it was controlled by Affiliates of members of the Cayuga Group, of its fiduciary duties to the Partnership or its partners; provided, however, that if such breach or alleged breach relates to the Offer, Cayuga shall have an indemnification obligation hereunder only to the extent of a final nonappealable determination by a court of competent jurisdiction to the effect that the General Partner, at the time it was controlled by an Affiliate of members of the Cayuga Group, did in fact breach a fiduciary duty to the Partnership or its partners or (iii) any capital account deficit restoration obligation of any direct or indirect general partner of a Partnership.

                  Section 8.03    Indemnification by Fleetwood.  Subject to
Section 4.04, Fleetwood shall indemnify and hold harmless the Company and its Members against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which the Company or any Member may become subject, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement of a material fact contained in any of the Offer Documents, or the omission to state in the Offer Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such loss, claim, damage, liability or action is finally judicially determined in a nonappealable order to have arisen out of or to be based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by Fleetwood, its Affiliates or their respective officers, employees or representatives for inclusion in the Offer Documents.

                  Section 8.04 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any Person may have or hereafter acquire under this Agreement or otherwise.

                  Section 8.05 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article VIII with respect to the indemnification and Advancement of Expenses of Managers and officers of the Company; provided, however, the Company may not hire any employees (other than the Manager) without the consent of all Members.

                 Section 8.06 Indemnification of NPI. In consideration of the pledge (the "Pledge") of the shares of the GP Stock and/or the general partnership interest in the General Partner held by NPI Realty Management Corp. to secure a loan from PWRES (or another institutional lender) to the Company and for other consideration, the Company agrees to indemnify and hold harmless NPI, its Affiliates and their respective controlling Persons, directors, officers, employees, servants, attorneys and agents (each, an "NPI Indemnitee") from and against damages, losses, penalties, fines, settlement payments, obligations (contractual or otherwise), liabilities, claims, actions and causes of action (actual or threatened, matured or unmatured, known or unknown, contingent or otherwise) and costs and expenses suffered, sustained, incurred or required to be paid by any NPI Indemnitee (other than a loss of, or diminution in value attributable to, the investment of RJN Corporation in Cayuga and Cayuga Capital Corporation), including without limitation any costs of investigation and attorneys' or experts' fees and disbursements, based upon or arising from or relating to any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, made, commenced or initiated by the Named Persons (as defined below) (other than by any of the Named Persons solely in his capacity as a limited partner of Cayuga) which are based upon, arise out of or related to (i) the designation of NPI Realty Management Corp. as the managing general partner of the General Partner and any other amendment to the partnership agreement of the General Partner effected by the Second Amended and Restated General Partnership Agreement of the General Partner, dated as of November 15, 1995, and the Third Amended and Restated General Partnership Agreement of the General Partner, dated as of February 13, 1996; (ii) the transactions contemplated by this Agreement, as it may be amended from time to time (including any termination of the license agreements between the Partnership and Hampton Inns, Inc. and any acceleration of mortgages encumbering Partnership properties resulting from the Offers) and the Pledge; and (iii) any action of the NPI Indemnitees, the General Partner, Fox Realty Investors or NPI Equity Investments II, Inc. taken or omitted in good faith in order to facilitate the transactions contemplated by this Agreement. For purposes of this Section, the term "Named Persons" are any of Portfolio Realty Associates, L.P., Emmet J. Cashin, Jr., Jarold A. Evans, Janet E. Larson, Trustee, Phillip A. Larson Family Revocable Trust Dated April 17, 1974; As Amended, W. Patrick McDowell and Lisle W. Payne, whether acting individually or in a derivative capacity on behalf of the General Partner, GHI Associates or Fox Realty Investors, and the respective heirs, beneficiaries, successor and assigns of each of the foregoing. Subject to the next two succeeding sentences, the rights of NPI and any NPI Indemnitee to indemnification under this Section 8.06 for any settlement with any Named Person shall be subject to (i) such settlement having been made by NPI or the NPI Indemnitee acting reasonably and in good faith and
(ii) the prior written consent of Fleetwood. If Fleetwood shall object or fail to consent to the terms of any such settlement within five Business Days after written notice specifying the terms thereof (which notice must also be given to Cayuga), Cayuga shall pay to Fleetwood its pro rata share of any such settlement, and Fleetwood shall assume all of the indemnification obligations of the Company to NPI and any NPI Indemnitee hereunder. In such event, Fleetwood shall assume the control of any litigation initiated by any Named Person, shall provide NPI with such assurances as shall be reasonably requested by NPI as to Fleetwood's having, and continuing to maintain, the Required Net Worth, which shall be deemed necessary to permit it to assume such control and satisfy any resultant judgment. NPI shall be required in connection with any such assumption of control to cooperate with Fleetwood in the defense of such litigation. NPI and any NPI Indemnitee shall give prompt written notice to Cayuga and Fleetwood of any claim based on the indemnity agreement contained in this Section 8.06. No failure to give such notice shall affect the indemnification obligations of any indemnifying party hereunder, except to the extent such failure materially prejudiced such indemnifying party's ability to successfully defend the matter giving rise to the indemnification claim. NPI and any NPI Indemnitee shall have the right to settle any claim initiated by any Named Person without obtaining any consent hereunder in the event that indemnification is not sought pursuant to this Section 8.06.


                                  ARTICLE IX.
                                    FINANCE

                 Section 9.01 Checks, Drafts, etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company shall be signed by the Manager or such other person or persons as the Manager may from time to time designate.

                 Section 9.02 Fiscal Year. The fiscal year of the Company shall be the calendar year.

                 Section 9.03     Incurrence of Debt.

                 (a) If a Fleetwood Member fails to make a capital contribution pursuant to a Capital Call Notice given pursuant to Section 7.06 as and when required and Cayuga does not elect to require the Company to Effect a Redemption with respect the Icahn Group as a result of such failure, then one or more Cayuga Members may, at any time prior to the date the Fleetwood Member makes the required capital contribution, elect to fund the entire amount of the capital contribution required to be made by the Fleetwood Members by a loan to the Company, in which case (i) any capital contribution made by any Fleetwood Member pursuant to such Capital Call Notice shall be returned to such Fleetwood Member and (ii) the capital contribution so made by the Cayuga Members shall be reclassified and treated for all purposes as loans to the Company. If a Cayuga Member fails to make a capital contribution pursuant to a Capital Call Notice given pursuant to Section 7.06 as and when required and Fleetwood does not elect to require the Company to Effect a Redemption with respect to the Cayuga Group as a result of such failure, then one or more Fleetwood Members may, at any time prior to the date the Cayuga Members make the required capital contribution, elect to fund the entire amount of the capital contribution required to be made by the Cayuga Members by a loan to the Company, in which case (x) any capital contribution made by any Cayuga Member pursuant to such Capital Notice shall be returned to such Cayuga Member and (ii) the capital contribution so made by the Fleetwood Members shall be reclassified and treated for all purposes as loans to the Company. Any such loans referred to in the preceding sentences ("Member Loans") shall bear interest at the rate of 18% per annum, compounded daily, and the Company may pledge Company Units to secure such loans. Such Member Loans shall, by their terms, be payable only out of funds which otherwise would be available for distributions to Members and shall be paid in full prior to any further distributions to Members being made by the Company.

                 (b) The Manager shall be authorized on behalf of the Company to enter into a loan agreement with PWRES on substantially the terms and conditions set forth in a commitment letter, dated February 13, 1996, from PWRES. The Manager shall be further authorized from time to time to enter into such amendments of such loan agreement as it may in its sole discretion determine to be in the best interests of the Company, provided, however, that, without the consent of all of the Members, the Manager shall not be authorized to make a material modification to the loan agreement that is inconsistent with the commitment letter, including increasing the amount to be borrowed thereunder, increasing the interest rate or fees to be paid thereunder, taking any action which would permit the holder of the Institutional Debt to look solely to the collateral security posted by the Icahn Group and not to the collateral security posted by or on behalf of the Cayuga Group or otherwise imposing personal liability on any Member or its Affiliates for the repayment of such indebtedness. The Manager shall give a Capital Call Notice to the Members if required to generate amounts necessary to pay when due any principal or interest or fees required to be paid pursuant to the terms of the Institutional Debt.

                 (c) Cayuga shall cause to be granted to PWRES a security interest in each of the Member Units identified in Section 1.02(a) as Beneficially Owned by partners in the Cayuga Group. Fleetwood shall cause to be granted to PWRES a security interest in (i) the Member Units identified in
Section 1.03(b) as Beneficially Owned by the Icahn Group and (ii) not less than $1,948,275 of negotiable instruments satisfactory to PWRES. In consideration of the grant of such security interests, Fleetwood and Cayuga will be entitled to receive from the Company during the period of time that their respective collateral is being held as security by PWRES and provided they remain a Member of the Company, quarterly payments in arrears of $25,000 in the case of Fleetwood and quarterly payments in arrears of $50,000 in the case of Cayuga.

                 (d) After the Institutional Debt has been paid in full (other than any residual fees payable thereunder), and prior to any further general distributions to Members being made by the Company, there shall be paid to Fleetwood and Cayuga, respectively, the amount of any payments made pursuant to the Institutional Debt from the proceeds of any collateral security thereunder provided by Fleetwood or partners in Cayuga, as the case may be.

                 (e) Except as otherwise provided in this Section 9.03, the Company may not incur indebtedness for borrowed money.

                 Section 9.04     Subordination.

                 (a) The Company, for itself and its successors and assigns, covenants and agrees and each Member likewise covenants and agrees that the payment of all obligations of the Company to the Members (the "Subordinated Obligations") are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of Senior Indebtedness (as defined in Section 9.04(i) hereof). These provisions shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                 (b) All Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), all principal thereof and premium, if any, and interest thereon (including, without limitation, any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) or fees or any other amounts owing in respect thereof, shall first be paid in full in cash before any payment (other than payments permitted to be made by the Credit Agreements) of any kind or character (whether in cash, property or securities) is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of the Subordinated Obligations (the date on which all such amounts in respect of Senior Indebtedness shall be paid in full is hereinafter referred to as the "Satisfaction Date"). Each holder of the Subordinated Obligations hereby agrees that it will not sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Obligations prior to the Satisfaction Date; provided, however, that holders of Subordinated Obligations may file proofs of claim in connection with any bankruptcy proceeding involving the Company.

                 (c)  In the event that notwithstanding the provisions of
Section 9.04(b), the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Subordinated Obligations, at a time when payment is not permitted by Section 9.04(b), such payment shall be held by the holder of the Subordinated Obligations, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 (d) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                 (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of such of the principal of, premium, if any, and interest (including, without limitation, any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and all other amounts due on such Senior Indebtedness before any holder of the Subordinated Obligations is entitled to receive any payment of any kind or character (whether in cash, property or securities) on account of the principal of or interest on or any other amount owing in respect of the Subordination Obligations;

                 (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which any holder of the Subordinated Obligations would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (iii) in the event that, notwithstanding the foregoing provisions of this Section 9.04(d), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any holder of the Subordinated Obligations on account of principal of, or interest or other amounts due on, the Subordinated Obligations before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 Without in any way modifying these provisions or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the holder of the Subordinated Obligations of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

                 (e) Subject to the prior payment in full of all Senior Indebtedness in cash, the holders of the Subordinated Obligations shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Subordinated Obligations shall be paid in full, and for the purpose of such subrogation no payments of distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Subordinated Obligations by virtue of these provisions which otherwise would have been made to the holder of the Subordinated Obligations, shall be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the holder of the

Subordinated Obligations, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                 (f) Nothing contained in these provisions or in the Subordinated Obligations is intended to or shall impair, as between the Company and the holder of the Subordinated Obligations, the obligation of the Company (but not the Manager or the Members), which is absolute and unconditional, to pay to the holder of the Subordinated Obligations the principal of and interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Subordinated Obligations and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Subordinated Obligations from exercising all remedies otherwise permitted by applicable law, subject to
(x) the rights, if any, under these provisions of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy and (y) the requirement set forth in Section 9.04(b) that no such exercise shall be permitted prior to the Satisfaction Date. Upon any distribution of assets of the Company referred to in these provisions, the holder of the Subordinated Obligations shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Subordinated Obligations, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount of amounts paid or distributed thereon and all other facts pertinent thereto or to these provisions.

                 (g) No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Subordinated Obligations, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Subordinated Obligations with respect thereof, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder, the release of any collateral securing such Senior Indebtedness and an increase in the amount of the Senior Indebtedness, all without notice to or assent from the holder of the Subordinated Obligations.

                 (h) Each Member agrees that it shall not assign, transfer, pledge or otherwise dispose of or encumber the Subordinated Obligations except pursuant to the Credit Documents (as hereinafter defined).

                 (i) The term "Senior Indebtedness" shall mean all Obligations (as defined below) of the Company under the Credit Agreements (as defined below) and any other Credit Document

(as defined in the Credit Agreements) and any renewal, extension, restatement, refinancing or refunding thereof.

                 (j) As used herein, (i) the term "Credit Agreements" shall mean any agreement between the Company and PWRES or any of its Affiliates for the provision of financing, (ii) the term "Credit Parties" shall have the meaning provided in the Credit Agreements and (iii) the term "Obligations" shall mean any principal, interest (other than residual fees or interest), premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the governing documentation, whether or not such interest is an allowed claim under applicable law).

                  Section 9.05 Tax Status. The Members intend and agree that the Company shall constitute a partnership for federal, state and local tax purposes. The Members agree that they shall not take any action (including, without limitation, reporting items of income, gain, loss and deduction from the Company) that is inconsistent with the Company's status as a partnership for federal, state and local tax purposes.

                  Section 9.06 Reports. The Company will deliver to each Member annual reports containing financial statements prepared in accordance with U.S. generally accepted accounting principles (such reports to be delivered within 90 days of the close of the fiscal year to which they relate).

                  Section 9.07 Expenses. All reasonable fees and expenses incurred by the Company associated with the Offer, as well as all reasonable legal fees and expenses incurred through the Effective Date by Cayuga and Fleetwood in connection with the negotiation and documentation of this Agreement, will be paid directly or reimbursed by the Company.


                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

                 Section 10.01 Books and Records. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Members and the Manager. Members and their representatives, and any other persons or entities as may be admitted as Members, will have complete access to all such books and records and to all other information relating to the Company at all reasonable times. So long as NPI or any of its Affiliates Beneficially Owns any Interests, NPI will cause the Partnership to furnish each Member with access to any and all information reasonably requested by the Members, including without limitation for purposes of exercising the Members' rights under this Agreement.

                 Section 10.02 Administration. So long as Cayuga or any of its Affiliates is the Manager, Cayuga will provide all administrative services for the Company, including bookkeeping and accounting, maintenance of bank accounts, monitoring of performance of assets, reporting to the Members, monitoring the preparation and filing of tax returns by a third party, preparation and filing of other reports (including audited financial statements of the

Company prepared by independent accountants), and maintaining corporate books and records. All third-party professionals retained for the purposes of providing such services will be retained by and their reasonable fees and expenses paid by the Company (subject to a $5,000 per year maximum for fees and expenses relating to the preparation of audited financial statements). The Company shall pay to Cayuga an annual administration fee for providing the services described in the first sentence of this equal to 1.0% per annum of total capital contributions not to exceed $60,000 per annum. Such administration fee shall be paid quarterly in advance.

                 Section 10.03 Distributions. All distributions from the Company (after payment of expenses and reasonable reserves, in each case to the extent expressly permitted hereunder) will be made to the Members in proportion to their Interests in the Company. Units may not be sold (other than as expressly permitted by Section 7.01(c) or distributed by the Company without the written consent of all Members. All items of Company income, gain, loss, deduction and credit shall be allocated to the Members in proportion to their Interests in the Company.

                 Section 10.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                 Section 10.05 Entire Agreement. This Agreement supersedes any and all prior or contemporaneous communications or agreements between the parties hereto concerning the subject matter hereof, whether written or oral.

                 Section 10.06 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the law of the State of New York, without reference to its conflicts of law rules. To the fullest extent permitted by law, each of the parties hereto hereby waive any right to trial by jury in any action with respect to the matters set forth herein. The provisions of this Agreement cannot be waived or modified unless such waiver or modification is in writing and signed by the parties hereto. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, that invalidity or unenforceability shall not affect the validity or enforceability of the balance of this Agreement. Without limiting the generality of the foregoing, if a provision is held by a court of competent jurisdiction to be invalid or unenforceable by reason of the length of time during which it is to remain in effect, such provision nonetheless shall be enforceable to the maximum extent and for the maximum period of time determined by such court to be permissible.

                 Section 10.07 Parties Contractually Bound; Remedies; Enforcement and Late Payments.

                 (a)      [Intentionally omitted].

                 (b) For purposes of Section 7.05(b)(v), the aggregate liability of NPI shall not exceed $10 million.

                 (c) It is understood and agreed that monetary damages would be an inadequate remedy for violation of this Agreement, and that in the case of an actual or threatened breach by either party or any of its representatives, the other party shall be entitled to relief by way of injunction, specific performance or other equitable remedy, without proof of irrevocable harm and without the need for posting of a bond.

                 (d) Except for the obligations contained in Section 7.05(b)(v)(3), Cayuga shall be jointly and severally liable for the obligations of Cayuga and of its Affiliates (other than the Company) hereunder (and, in this regard, any action or inaction required hereunder to be taken or not taken (or which Cayuga is required to cause or prevent or not permit) by any such Affiliate shall be deemed to be an obligation of both such Affiliate and Cayuga hereunder), and the Company and/or the Members shall have the right to enforce this Agreement with respect to all such matters directly against Cayuga, without first being required to file suit or seek recourse of any kind against any other Person. In addition, if Cayuga is required to buy Interests and Member Units pursuant to Section 7.05(b) and if Cayuga fails to perform its obligations thereunder, then Cayuga shall pay directly to Fleetwood 100% of the Buy/Sell Purchase Price, plus interest thereon accrued from the date of such nonperformance at a rate per annum equal to the prime rate established by Citibank N.A. in effect on the date of such nonperformance, plus eight percent (but in no event greater than the maximum rate permitted by law).

                 (e) Fleetwood shall be jointly and severally liable for the obligations of Fleetwood and of its Affiliates (other than the Company) hereunder (and, in this regard, any action or inaction required hereunder to be taken or not taken (or which Fleetwood is required to cause or prevent or not permit) by any such Affiliate shall be deemed to be an obligation of both such Affiliate and Fleetwood hereunder), and the Company and/or the Members shall have the right to enforce this Agreement with respect to all such matters directly against Fleetwood, without first being required to file suit or seek recourse of any kind against any other Person. In addition, if Fleetwood is required to buy Interests and Member Units pursuant to Section 7.05(b) and if Fleetwood or its Affiliate fails to perform its obligations thereunder, then Fleetwood shall pay directly to Cayuga 100% of the Buy/Sell Purchase Price, plus interest thereon accrued from the date of such nonperformance at a rate per annum equal to the prime rate established by Citibank N.A. in effect on the date of such nonperformance, plus eight percent (but in no event greater than the maximum rate permitted by law).

                 Section 10.08 Survival. Except as otherwise expressly provided in this Agreement, or as the context otherwise clearly requires, the provisions of this Agreement shall survive any termination of this Agreement or of the interest of a Member in the Company. Without limiting the generality of the foregoing, the parties expressly acknowledge and agree that the provisions of Sections 4.01 and 4.06, Section 7.05(b)(v), Section 8.06 and Sections 10.06, 10.07, 10.08 and 10.10 shall survive any termination of this Agreement or of the interest of a Member in the Company.

                 Section 10.09 Notices. Any and all notices, offers, acceptances or any other communications provided for in this Agreement shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed given when delivered by hand. Notice may also be given by telegram or by electronic facsimile transmission, but in such case will be deemed given only when the telegram or transmission has been received by the addressee. A duplicate of all such notices, offers, acceptances or other communications between or among Members shall be mailed to the Company at its principal offices. Notices shall be directed to the Members at their respective addresses set forth below (or such other address as the party to be notified may have requested in writing):

                          If to Cayuga:

                          Cayuga Associates L.P.
                          Attn:  Michael L. Ashner
                          100 Jericho Quadrangle
                          Jericho, New York  11753
                          Tel. No.: (516) 822-0022
                          Fax No.: (516) 433-2777

                          with copies to:

                          Joseph L. Getraer, Esq.
                          Mark I. Fisher, Esq.
                          Rosenman & Colin LLP
                          575 Madison Avenue
                          New York, New York  10022
                          Tel. No.: (212) 940-8800
                          Fax No.: (212) 940-8776

                                  and

                          Steven L. Lichtenfeld, Esq.
                          Battle Fowler LLP
                          75 East 55th Street
                          New York, New York  10023
                          Tel. No.: (212) 856-6996
                          Fax No.: (212) 339-9151

                          If to Fleetwood:

                          Fleetwood Corp.
                          Attn:  Robert J. Mitchell
                          100 South Bedford Road
                          Mount Kisco, New York 10549
                          Tel. No.:  (914) 241-9000
                          Fax No.:  (914) 242-9282
                          with a copy to:

                          G. David Brinton, Esq.
                          Craig S. Medwick, Esq.
                          Rogers & Wells
                          200 Park Avenue
                          New York, New York 10166
                          Tel. No.:  (212) 878-8000
                          Fax No.:  (212) 878-8375



                          If to NPI:

                          Insignia Financial Group, Inc.
                          Attn: General Counsel
                          One Insignia Financial Plaza
                          Greenville, South Carolina  20602
                          Tel. No.: (864) 239-1000
                          Fax No.: (864) 239-1096
                          with a copy to:

                          Arnold S. Jacobs, Esq.
                          Proskauer Rose Goetz & Mendelsohn, LLP
                          1585 Broadway
                          New York, New York  10036
                          Tel. No.: (212) 969-3000
                          Fax No.: (212) 969-2900

                 Section 10.10 Interpretation. The parties hereto acknowledge that this Agreement is the product of arm's-length negotiations between the parties, each of whom was represented by counsel, and agree that in any dispute concerning the interpretation of any provision of this Agreement, there will be no presumption that any provision is to be construed against or in favor of any particular party.

                 Section 10.11 Access to Partnership Information and Properties. From and after the Commencement of the Offer, Cayuga will, or will cause its Affiliates to, provide to the Members and any of their Affiliates, and their respective officers, employees, agents or appointees, reasonable access at all times, during normal business hours, to all properties, books and records, financial information, agreements, deeds of trust, mortgages and other debt instruments and any and all other documents, information and data (whether written or computer-based) pertaining to the operations and assets of the Partnership in the possession or control of Cayuga or any of its Affiliates, including, without limitation, the General Partner.

                 Section 10.12 Written Consents. Notwithstanding any provision of this Agreement to the contrary, any action required under this Agreement to be taken or prohibited from being taken by the Company or any Member may not be taken or may be taken, as the case may be, without the need to amend this Agreement if all Members deliver written consents to such action or inaction to the Manager, which consents shall be filed in the minute book of the Company.

                 Section 10.13 Notice of Filing of the Partnership's Report on Form 10-K or 10-KSB. Cayuga covenants and agrees that Cayuga will, or will cause an Affiliate to, provide notice to each Member (other than Cayuga and its Affiliates), within two Business Days after the date on which the Partnership files its Report on Form 10-K or 10-KSB (including any amendment thereto) with the Commission, that the Partnership has filed such Report (or amendment).

                 Section 10.14    Redemptions.    As used in this Agreement,
the requirement of or election by the Company to "Effect a Redemption" with respect to a Member Group means that the Company shall be required or may elect, as the case may be, to redeem all Interests held by each Member who is a member of the Member Group being redeemed and purchase from each member of such Member Group all Member Units of such member (and each such member shall be required to sell such Member Units to the Company), for an aggregate consideration equal to the Redemption Amount; provided, however, that in the case of a Redemption pursuant to Section 5.08 or Section 7.05(c),

7.05(d) or 7.06(c), the aggregate consideration to be paid by the Company will equal 75% of the Redemption Amount. In the event the Company Effects a Redemption with respect to a Member Group in accordance with the provisions of this Agreement, then (i) as of the date of such election or the date of the event that gives rise to such requirement, the interest in the Company of each Member being redeemed shall automatically terminate and be converted into the right solely to receive such Member's pro rata share of the Redemption Amount (or 75% of the Redemption Amount, as the case may be), and (ii) the applicable amount shall be paid to Fleetwood or Cayuga, as the case may be, in cash within 10 days after the effective date of the Redemption; provided, however, that in the case of a Redemption pursuant to Section 5.08 or Section 7.05(c), 7.05(d) or 7.06(c), the applicable percentage of the Redemption Amount shall be payable as and when dividends or distributions in respect of Interests are paid to the remaining Members, pro rata based on the redeemed Members' aggregate percentage interest in the Company at the time of the Redemption. In the event the Company elects or is required to Effect a Redemption with respect to a Member Group, the members of the Member Group not being redeemed who are Members shall be obligated to cause such Redemption to be completed and to fund the applicable Redemption Amount to the extent necessary.

                 IN WITNESS WHEREOF, Cayuga Associates L.P. and Fleetwood Corp., being all of the Members of Devon Associates, a New York general partnership, evidence their adoption and ratification of the foregoing Partnership Agreement of the Company.

                 EXECUTED by each Member on the date indicated below:

                                        CAYUGA ASSOCIATES L.P.
                                        By:  Cayuga Capital Corporation,
                                             its general partner


                                        By:  /s/ Michael L. Ashner
                                           -----------------------------------
                                             Michael L. Ashner
                                             President


                                        FLEETWOOD CORP.


                                        By:  /s/ Edward E. Mattner
                                           -----------------------------------
                                             Edward E. Mattner
                                             President





                 Dated:  February 13, 1996

                 The undersigned hereby accepts and agrees to be bound by the provisions of this Agreement to the extent specified in Sections 7.05(b)(v).


                                        NATIONAL PROPERTY INVESTORS, INC.


                                        By: /s/
                                            -----------------------------------





                 Dated:  February 13, 1996

                                   SCHEDULE I



                                                             Percentage
         Member                        Contribution           Interest
         ------                        ------------           --------
 Cayuga Associates L.P.                  $670,000                67%

 Fleetwood Corp.                         $330,000                33%





                                     I-1